$185,000,000

                           THIRD AMENDED AND RESTATED

                                REVOLVING CREDIT

                                      AND

                              TERM LOAN AGREEMENT

                                     among

                           ALEXANDER & BALDWIN, INC.,

                                      and

                              FIRST HAWAIIAN BANK
                             BANK OF AMERICA, N.A.
                                 BANK OF HAWAII
                              THE BANK OF NEW YORK
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        AMERICAN SAVINGS BANK, F. S. B.

                                      and

                         FIRST HAWAIIAN BANK, as Agent



                           Dated November 19, 2001

                               TABLE OF CONTENTS


ARTICLE I - AMOUNT AND TERMS OF THE LOANS AND LETTERS OF CREDIT....1
     1.1  Revolving Credit.........................................2
     1.2  Revolving Credit Notes...................................3
     1.3  Fees.....................................................3
     1.4  Termination or Reduction of Commitment...................4
     1.5  Term Credit..............................................4
     1.6  Term Notes...............................................4
     1.7  Interest.................................................5
     1.8  Conversions..............................................6
     1.9  Lending Office for Eurodollar Loans......................6
     1.10  Notice and Manner of Borrowing..........................6
     1.11  Voluntary Prepayments...................................7
     1.12  Place and Manner of Payment.............................7
     1.13  Pro Rata Treatment......................................7
     1.14  Borrower's Ability to Obtain Letters of Credit..........8

ARTICLE II - YIELD PROTECTION; CHANGED CIRCUMSTANCES..............12
     2.1  Unavailability or Impracticability of Eurodollar Loans..12
     2.2  Increased Costs.........................................12
     2.3  Reserve Requirements....................................13
     2.4  Illegality of Eurodollar Loans..........................13
     2.5  Substitution of Banks...................................13
     2.6  Indemnity...............................................14
     2.7  Payments of Accrued Amounts.............................14
     2.8  Banks' Obligation to Mitigate...........................15
     2.9  Funding Assumptions.....................................15

ARTICLE III - CONDITIONS PRECEDENT................................15
     3.1  All Loans and Letters of Credit.........................15
     3.2  Effectiveness of the Agreement..........................15
     3.3  Certificate of Agent....................................16
     3.4  Loan Under Term Credit..................................16

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BORROWER.......16
     4.1  Due Incorporation, Qualification, Etc...................16
     4.2  Capacity................................................16
     4.3  Authority and Enforceability............................16
     4.4  Compliance with other Instruments.......................17
     4.5  Financial Statements....................................17
     4.6  Material Adverse Events.................................17
     4.7  Litigation, Etc.........................................17
     4.8  Title...................................................18
     4.9  Patent and Other Rights.................................18
     4.10  Adverse Contracts and Orders...........................18
     4.11  Taxes..................................................18
     4.12  Lawful Use of Proceeds; Compliance with Federal Reserve
           Board Regulations......................................19
     4.13  Employee Retirement Income Security Act of 1974........19
     4.14  Investment Borrower(s) Act of 1940.....................19
     4.15  Subsidiaries...........................................19
     4.16  Solvency...............................................19

ARTICLE V - REPRESENTATION OF THE BANKS...........................20

ARTICLE VI - AFFIRMATIVE COVENANTS OF THE BORROWER................20
     6.1  Financial Records, Statements and Reports and Inspection20
     6.2  Insurance...............................................22
     6.3  Other Debt..............................................22
     6.4  Maintenance of Existence; Conduct of Business...........23
     6.5  Expenses................................................23
     6.6  Advice of Acquisition...................................23

ARTICLE VII - NEGATIVE COVENANTS OF THE BORROWER..................23
     7.1  Financial Covenants.....................................24
     7.2  Indebtedness............................................24
     7.3  Liens...................................................24
     7.4  Sale of Assets..........................................25
     7.5  Consolidation, Merger, Etc..............................26
     7.6  Investment, Advances and Guarantees.....................26
     7.7  Subsidiary Ownership....................................26
     7.8  Dividends, Redemptions..................................26
     7.9  Release of Restrictions.................................27

ARTICLE VIII - EVENTS OF DEFAULT..................................27
     8.1  Events of Default.......................................27

ARTICLE IX - DEFINITIONS..........................................30
     9.1  Certain Definitions.....................................30
     9.2  Accounting Terms........................................37

ARTICLE X - PARTICIPATIONS; SETOFFS...............................37

ARTICLE XI - RIGHTS AND DUTIES OF THE AGENT AND THE BANKS.........38
     11.1  Obligations Several....................................38
     11.2  Appointment and Duties of Agent; Agent's Fee...........38
     11.3  Discretion and Liability of Agent......................38
     11.4  Event of Default.......................................38
     11.5  Consultation...........................................39
     11.6  Communications to and from Agent.......................39
     11.7  Limitations of Agency..................................39
     11.8  No Representation or Warranty..........................39
     11.9  Bank Credit Decision...................................39
     11.10  Indemnity.............................................40
     11.11  Resignation...........................................40
     11.12  Note Holders..........................................40
     11.13  Co-Agent..............................................40

ARTICLE XII - MISCELLANEOUS.......................................40
     12.1  Entire Agreement.......................................40
     12.2  No Waiver..............................................40
     12.3  Survival...............................................40
     12.4  Notices................................................40
     12.5  Termination............................................41
     12.6  Separability of Provisions.............................41
     12.7  Successors and Assigns.................................41
     12.8  Counterparts...........................................41
     12.9  Choice of Law..........................................41
     12.10  Amendment and Waiver..................................41
     12.11  Indemnification by the Borrower.......................42


Schedules
---------

     I       Commitments of Banks


Exhibits
--------

     A       Revolving Credit Note
     B       Term Note
     C       Certificate of Agent
     D       Letter of Credit Application
     E       Subsidiaries

                            THIRD AMENDED AND RESTATED
                                 REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT
                             -----------------------


     THIS THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Agreement"), effective as of November 30, 2001 (the "Effective Date"), at Honolulu, Hawaii, between ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Borrower"), the undersigned Banks (herein called, individually, a "Bank" and, collectively, the "Banks"), and FIRST HAWAIIAN BANK, as agent for the Banks (the "Agent") under this Agreement. Certain other capitalized terms used herein, unless otherwise defined, are defined in Article IX hereof.

                             PRELIMINARY STATEMENTS
                             ----------------------

          A. The Borrower, certain of the Banks and other institutions were parties to the Revolving Credit and Term Loan Agreement dated as of December 1, 1982. Such Revolving Credit and Term Loan Agreement was amended on nine occasions by the First through the Ninth Amendments to Revolving Credit and Term Loan Agreement.

          B. The Borrower, with the consent of certain of the Banks and other institutions, transferred from the Borrower to A & B-Hawaii, Inc., a Hawaii corporation ("A & B-Hawaii") the bulk of its assets excluding the stock of Matson, First Hawaiian, Inc., Bancorp Hawaii, Inc., Hawaii Western Steel, and its aircraft and certain less material assets (the "Transferred Assets"). A & B-Hawaii was a wholly owned subsidiary of the Borrower.

          C. The Borrower and A & B-Hawaii, certain of the Banks and other institutions were parties to an Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 1, 1989 pursuant to which borrowings became the joint and several obligations of the Borrower and A&B-Hawaii. Such Amended and Restated Revolving Credit and Term Loan Agreement was amended on eight occasions by those certain First through Eighth Amendments to Amended and Restated Revolving Credit and Term Loan Agreement.

          D. The Borrower and A & B-Hawaii, certain of the Banks and other institutions were parties to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 31, 1996. Such Second Amended and Restated Revolving Credit and Term Loan Agreement was amended on four occasions by those certain First through Fourth Amendments to Second Amended and Restated Revolving Credit and Term Loan Agreement. The Second Amended and Restated Revolving Credit and Term Loan Agreement, as amended, is hereinafter referred to as the "Existing Agreement."

          E. Pursuant to that certain Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 30, 1999, due to A & B-Hawaii's merger into the Borrower, A & B-Hawaii ceased to be a borrower under the Existing Agreement.

          F. The Borrower, the Banks, and the Agent desire to amend and restate the Existing Agreement in its entirety all as provided herein.



ARTICLE I - AMOUNT AND TERMS OF THE LOANS AND LETTERS OF CREDIT
---------------------------------------------------------------

          Section 1.1  Revolving Credit.
                       ----------------

          A. Subject to and upon the terms and conditions herein set forth, each Bank agrees to lend to the Borrower from time to time, until the Termination Date, amounts hereunder up to an aggregate principal amount not to exceed at any one time outstanding its Commitment hereunder. The total amount of the Revolving Loans and Letters of Credit issued and outstanding shall not exceed $185,000,000.00 (the "Total Commitment"). Within the limits of each Bank's Commitment, the Borrower may borrow, prepay pursuant to Section 1.11, and reborrow under this Section 1.1. Each Borrowing under this Article I (a "Revolving Loan," and, collectively, the "Revolving Loans") shall be, (i) in the case of Eurodollar Loans, not less than $500,000 and an integral multiple of $50,000 from each Bank and, (ii) in the case of Prime Loans, in an aggregate principal amount from all the Banks of not less than $1,000,000 and an integral multiple of $100,000, and shall be made simultaneously from the Banks ratably according to their respective Commitments. Upon the Effective Date, all Revolving Loans (as defined in the Existing Agreement) outstanding under the Existing Agreement shall become Revolving Loans hereunder and Borrower shall thereby have liability for such outstanding amounts.

          B. If the Borrower wishes to extend the then applicable Termination Date for an additional 12-month period and so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing the Borrower shall, no later than six (6) months prior to the Termination Date, give Notice to the Agent of such request. Upon receipt of such Notice, the Agent shall transmit the same to the Banks, which shall, not later than three (3) months prior to the Termination Date, give the Agent Notice as to whether each such Bank consents to the proposed extension. If all of the Banks consent, the then applicable Termination Date shall be extended for 12 months. If any Bank does not consent, the then applicable Termination Date shall remain in full force and effect. Notwithstanding the foregoing provisions of this Section 1.1B, if the Termination Date has not been so extended, such additional lender(s) (the "Replacement Lenders") as agree at the election and invitation of the Borrower to become parties to this Agreement shall have the option to purchase from the Bank(s) that did not so consent (the "Departing Bank(s)"), and the Departing Bank(s) shall be required to sell, prior to the Termination Date, all or any portion of the Note(s) then held by the Departing Bank(s);
provided however that the Commitment of any Replacement Lender, after such
-------- -------
purchase, shall not be less than $5,000,000. To the extent the Replacement Lenders elect to purchase less than 100% of the Note(s) of the Departing Bank(s), those Banks that would have elected to extend the Termination Date (the "Continuing Banks") shall have the option to purchase, and the Departing Bank(s) shall be required to sell, prior to the Termination Date, all or any of the remaining portion of such Note(s), without recourse to or warranty by (other than a warranty from each Departing Bank as to the principal amount of the Loans being purchased from such Departing Bank), or expense to, such Departing Bank(s).

          In the case of any purchase of 100% of such Notes, (i) the Departing Banks shall no longer have any obligations hereunder (other than those, if any, as have been accrued before the date of such purchase) and shall no longer constitute Banks for purposes of this Agreement, and (ii) this Agreement shall continue in full force and effect, and the Continuing Banks and such Replace-ment Lenders shall then constitute the Banks hereunder, and (iii) the then applicable Termination Date shall be extended for 12 months. Each Continuing Bank's Commitment shall be increased in, and each Replacement Bank's Commitment shall be, an amount equal to the pro rata share of the Departing Banks' Commitments represented by the Note(s) or portion(s) thereof purchased by such Continuing Bank or Replacement Bank. Upon completing any purchase pursuant to this Section 1.1B and upon executing an appropriate Amendment to this Agreement, each Replacement Lender shall become a Bank hereunder to the extent of their respective Commitment. If the Continuing Banks and/or such Replacement Lenders elect to purchase less than 100% of the Notes then held by the Departing Banks, then no purchase shall be deemed to have occurred and each Departing Bank shall make a Term Loan, as of the Termination Date, pursuant to Sections 1.5 and 1.6, in the amount of their respective Commitments. In the case of the issuance of such Term Note, this Agreement shall continue in full force and effect and the Continuing Banks, any Replacement Lenders and any Departing Banks holding such Term Notes shall then constitute the Banks hereunder.

          The purchase price of Notes held by Departing Banks shall be the outstanding principal amount thereof as of the date of purchase. Interest accrued on such Notes and accrued Facility Fees shall remain payable as provided in this Agreement and upon receipt thereof by the Agent shall be apportioned among the sellers and purchasers of such Notes pro rata according to the period each has held such Note or any portion thereof and the applicable interest rates during such period.

          Section 1.2  Revolving Credit Notes.  The obligation of the Borrower
                       ----------------------
to repay the amount of its Revolving Loans to each Bank is and shall be evidenced by a promissory note (a "Revolving Credit Note") in substantially the form of Exhibit A hereto, executed and delivered by the Borrower pursuant to this Agreement, with appropriate insertions, which shall mature on the Termination Date, and shall bear interest on the daily unpaid principal amount at the rate(s) specified in Section 1.7. Upon the execution and delivery of a Revolving Credit Note by the Borrower in favor of each of the Banks as stated herein, any prior Revolving Credit Note under the Existing Agreement shall be deemed replaced and canceled. All outstanding Revolving Loans on such replaced and canceled Revolving Credit Notes (all acknowledged to be Eurodollar Loans) shall be transferred to the corresponding new Revolving Credit Note executed concurrently herewith and the interest rate on such outstanding Eurodollar Loans shall remain in effect until the end of the current Eurodollar Interest Period for each such outstanding Eurodollar Loan. The date and amount of each Revolving Loan made by such Bank to the Borrower and the date and amount of each payment of principal and interest on such Revolving Loans shall be recorded by such Bank at the time of each such Revolving Loan or payment, as the case may be, on the schedule annexed to the Revolving Credit Note; provided, however, that failure to make such a notation with respect to any
--------  -------
Revolving Loan shall not limit or otherwise affect (a) the obligation of the Borrower hereunder or under such Revolving Credit Note, and (b) recognition of payments of principal or interest on such Revolving Credit Note by the Borrower.

          Section 1.3 Fees.  The Borrower agrees to pay the Agent, for
                      ----
distribution to the Banks ratably according to their respective Commitments, the following:

          A. A "Facility Fee" computed on the basis of the actual number of days elapsed and a 365-day year, payable from time to time at the rate of one-eighth of one percent (0.125%) per annum on the full amount of each Bank's Commitment. The Facility Fee shall be determined at the aforesaid rate from the Effective Date of the Third Amended and Restated Revolving Credit and Term Loan Agreement to and including the Termination Date. Except as otherwise provided in Section 1.4 below, the Facility Fee will be payable quarterly in arrears not later than the fifteenth day of each January, April, July and October, for the quarter ending on the last day of the previous month, commencing October 15, 2001.

          B. A "Restructuring Fee" equal to one-twentieth of one percent (0.05%) of the amount of the Total Commitment. The Restructuring Fee shall be due and payable upon the Effective Date of this Third Amended and Restated Revolving Credit and Term Loan Agreement.

          C. A "Renewal Fee" on any future extension of the Termination Date of the Total Commitment equal to three-one hundredth of one percent (0.03%) of the amount of the Total Commitment. The Renewal Fee shall be due and payable upon the Effective Date of any future extension of the Termination Date. Such Renewal Fee shall be imposed solely as part of the consideration for the extension of the Termination Date, for any minor adjustments of the Interest Rate and Fees, and for the normal ordinary course of due diligence necessary for the Agent to obtain the Banks consent therefor. Except for the minor adjustments to the matters described in the prior sentence, any further or other modification, amendment or restructuring of the Total Commitment in connection with any future extension of the Termination Date shall be subject to such further renewal fees as negotiated between the Agent and the Borrower. Such Renewal Fee shall not be due for the extension of the Termination Date in effect under the Existing Agreement, effected pursuant to this Third Amended and Restated Revolving Credit and Term Loan Agreement.

          D. A Letter of Credit Fee due and payable in accordance with and as specified in Section 1.14 hereinbelow.

          Section 1.4 Termination or Reduction of Commitment.  Except as
                      --------------------------------------
specifically provided below, the Borrower shall have the right, upon Notice to the Agent (which shall give prompt Notice thereof to each of the other Banks), to reduce permanently in an aggregate principal amount of $5,000,000 or an integral multiple thereof, or terminate, the Total Commitment without premium or penalty therefor, provided that (i) any permanent partial reduction of the Total Commitment shall be accompanied first, by a prepayment of so much of the
                                      -----
Revolving Loans necessary to reduce the aggregate amount of all remaining outstanding Revolving Loans and the aggregate amount of all outstanding Letters of Credit to the amount of the Total Commitment as so reduced, and second, if
                                                                    ------
necessary, by a pledge and deposit with the Agent, for the benefit of the Agent and the Banks, cash or deposit account balances sufficient to fully collateralize so much of the Letters of Credit outstanding as necessary to reduce the aggregate amount of all outstanding Letters of Credit not so collateralized to the amount of the Total Commitment as so reduced, and (ii) in the case of a termination, the Revolving Loans then outstanding shall be paid in full, together in each case with all interest accrued thereon and all Fees due hereunder, and if there are any Letters of Credit outstanding at the time of such termination, the Borrower shall, no later than thirty (30) days prior to the date of termination of the Total Commitment, either (a) make arrangements satisfactory to the Agent for a credit facility to support all Letters of Credit that may be outstanding as of the date of termination of the Total Commitment), or (b) pledge and deposit with the Agent, for the benefit of the Agent and the Banks, cash or deposit account balances sufficient to fully collateralize all Letters of Credit outstanding as of the date of termination of the Total Commitment. From the effective date of any such termination or reduction of the Total Commitment, and provided that the Borrower shall have paid all amounts due as described herein to effectuate such termination or reduction, the obligation of the Borrower to pay further Fees shall correspondingly cease or be proportionately reduced.

          Section 1.5  Term Credit.  Subject to and upon the terms and
                       -----------
conditions herein set forth, each Bank agrees to make a term loan (a "Term Loan," and, collectively, the "Term Loans") to the Borrower on each Bank's applicable Termination Date in an amount up to an aggregate principal amount not exceeding the amount of such Bank's Commitment on the applicable Termination Date. The proceeds of the Term Loan shall be immediately applied by each Bank, to the extent necessary, to the repayment in full of the Revolving Credit Note then held by such Bank. On each Bank's Termination Date, the commitment of each Bank shall terminate and any facility fee then outstanding shall be paid in full.

          Section 1.6  Term Notes.  The obligation of the Borrower to repay the
                       ----------
amount of its Term Loan to each Bank shall be evidenced by a promissory note of the Borrower (a "Term Note," and collectively, the "Term Notes"), in substantially the form of Exhibit B hereto, with appropriate insertions, dated the date of such Term Loan, which shall bear interest on the unpaid principal amount of each installment thereof at the rate provided in Section 1.7, and shall be payable in four substantially equal quarterly installments, each equal to one-fourth of the original principal balances of such Term Note, on the last Business Day of September, December, March and June of any year commencing the first such day after the date of the Term Note, all as set forth in such Term Note; provided, however, that the fourth such installment shall be in an amount sufficient to repay in full the unpaid principal amount thereof.

          Section 1.7  Interest.
                       --------
          A.   Interest on Each Loan.  Each Loan shall bear interest,
               ---------------------
determined as herein provided, on its unpaid principal amount from the date on which such Loan is made to the date on which the full amount thereof is repaid. Interest on each Prime Loan shall be payable quarterly in arrears on the first Domestic Business Day of each calendar quarter commencing the first such date after such Prime Loan is made, and at maturity (whether by acceleration or otherwise), at the applicable Interest Rate computed on the basis of the actual number of days elapsed and a 365-day or 366-day year. Accrued interest on each Eurodollar Loan shall be payable in arrears on (i) the last day of the applicable Eurodollar Interest Period, and (ii) at maturity (whether by acceleration or otherwise), at the applicable Interest Rate computed on the basis of the actual number of days elapsed and a 360-day year. Notwithstanding any other provision of this Agreement, the Borrower agrees to repay the principal amount of each Eurodollar Loan on the last day of the applicable Eurodollar Interest Period and upon maturity (whether by acceleration or otherwise), which repayment may be accomplished with the proceeds of a Prime Loan or Eurodollar Loan to the extent otherwise permitted hereunder.

          B.   Extensions of Eurodollar Loans.  Not later than three (3)
               ------------------------------
Eurodollar Business Days prior to the end of each Eurodollar Interest Period, the Borrower shall, if it elects to extend the related Eurodollar Loans, give the Agent a Notice specifying the proposed Extension Date and the duration of the next succeeding Eurodollar Interest Period. The Agent shall advise each Bank of each above Notice promptly after its receipt thereof.

          Any Notice given by the Borrower under this Section 1.7B, shall be irrevocable. If no such Notice (or Notice of Conversion pursuant to Section 1.8) is so received by the Agent, the relevant Eurodollar Loans of the Borrower shall automatically be converted into Prime Loans on the last day of the relevant Eurodollar Interest Period.

          C.   Interest Rates on Revolving Loans.  Except as otherwise provided
               ---------------------------------
in Section 1.7F:

               (i) The Interest Rate in respect of each Prime Loan shall be the Prime Rate;

               (ii) For each Revolving Loan that is a Eurodollar Loan, the Interest Rate in respect of each Eurodollar Loan during its related Eurodollar Interest Period shall be the Eurodollar Rate for such Eurodollar Interest Period plus eleven-twentieths of one percent (0.55%);

          D.   Interest Rates on Term Loans.  Except as otherwise provided in
               ----------------------------
Section 1.7F:

               (i) The Interest Rate in respect of each Term Loan that is a Prime Loan shall be the Prime Rate;

               (ii) The Interest Rate in respect of each Term Loan that is a Eurodollar Loan during its related Eurodollar Interest Period shall be the Eurodollar Rate for such Eurodollar Interest Period plus seven-tenths of one percent (0.70%).

          E.   Notice of Prime Rate and Eurodollar Rate.  The relevant Interest
               ----------------------------------------
Rates for Prime Loans and Eurodollar Loans shall be determined by the Agent as herein provided. Notice of Eurodollar Rates shall be given by the Agent to the Borrower on or before the first day of the relevant Interest Period, and to each Bank promptly thereafter, and Notice of changes in the Prime Rate shall be given by the Agent to the Borrower within a reasonable time after such change is made.

          F.   Interest Rates After Maturity.  If the Borrower defaults in the
               -----------------------------
payment when due (whether by acceleration or otherwise) of any principal amount of any loan, or of any other amount (other than interest) due under this Agreement, the Borrower shall pay interest on such unpaid amount, payable on demand, from the date such amount shall have become due to the date of actual payment, for each day from and including the date such amount is payable to but excluding the date such amount is paid, at a rate equal to the Prime Rate from time to time in effect, plus two percent (2%).

          Section 1.8  Conversions.  Subject to the terms and conditions of
                       -----------
this Agreement, the Borrower shall have the option to convert at any time any Loans into Prime Loans or Eurodollar Loans, provided, however, that Eurodollar
                                            --------  -------
Loans may be converted only on the last day of the relevant Eurodollar Interest Period (except as otherwise required by Section 2.4). The Borrower shall give a Notice to the Agent of each proposed Conversion, on the day which is, in the case of a proposed Conversion into Eurodollar Loans, three (3) Eurodollar Business Days, prior to the proposed Conversion Date. Such Notice shall specify the proposed Conversion Date (which shall be a Domestic Business Day in the event of a Conversion into Prime Loans and a Eurodollar Business Day in the event of a Conversion into Eurodollar Loans). If the Conversion is to be into Eurodollar Loans, such Notice shall also specify the duration of the initial Eurodollar Interest Period. Any Notice given by the Borrower under this Section shall, subject to the provisions of Article II, be irrevocable and shall constitute a representation by the Borrower of the matters set forth in Section 3.lA(i) and 3.lA(ii). The Agent shall advise each Bank of a conversion promptly after receiving such Notice from the Borrower.

          Section 1.9  Lending Office for Eurodollar Loans.  As to any
                       -----------------------------------
Eurodollar Loan, each Bank may fulfill its commitment to make any Loan by causing any of its foreign branches or foreign affiliates to make such Loan (whether or not such branch or affiliate is named as a lending office on the signature pages hereof); provided, however, that in such event the obligation
                         --------  -------
of the Borrower to repay such Loan shall nevertheless be to such Bank and shall, for all purposes of this Agreement (including, without limitation, for purposes of the definition of the term "Majority Banks") be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate; and provided, further, that, as of the time of the making of such election, such
--------  -------
election does not increase the amounts which would have been payable by the Borrower to such Bank under this Agreement and such Bank's Note in the absence of such election.

          Section 1.10  Notice and Manner of Borrowing.  The Borrower shall
                        ------------------------------
give a Notice to the Agent of each proposed Prime Loan Borrowing not less than four (4) Domestic Business Days prior to the proposed Borrowing Date, specifying the aggregate principal amount of Prime Loans the Borrower then desires the Banks to make, and the proposed Borrowing Date thereof (which date
shall be a Domestic Business Day).   The Borrower shall give a Notice to the
Agent of each proposed Eurodollar Loan Borrowing not less than four (4) Eurodollar Business Days prior to the proposed Borrowing Date, specifying the aggregate principal amount of Eurodollar Loans the Borrower then desires the Banks to make, the proposed Borrowing Date and Maturity Date (which dates shall be Eurodollar Business Days) and the duration of the initial Eurodollar Interest Period with respect thereto. Any Notice given by the Borrower under this Section 1.10 shall, subject to the provisions of Article II, be irrevocable. The Agent shall advise each Bank of each such Notice promptly after the Agent's receipt thereof. Not later than 12:00 noon, San Francisco time, on each proposed Borrowing Date, each Bank shall provide the Agent at its office specified in Section 12.4, with immediately available funds in Dollars covering such Bank's Proportional Share of the Borrowing, and the Agent shall promptly pay over to the Borrower such funds as it has received from the Banks pursuant to this section by depositing the same in the general deposit account of the Borrower maintained with the Agent; provided, however, that if
                                                   --------  -------
such Loan is a refinancing of a Eurodollar Loan having a Maturity Date on such Borrowing Date, each Bank shall on behalf of the Borrower on such Borrowing Date repay in full or in part such Eurodollar Loans theretofore outstanding from the proceeds of the Loans made on such Borrowing Date.

          Section 1.11  Voluntary Prepayments.  The Borrower shall have the
                        ---------------------
right at any time and from time to time upon at least one full Business Day's Notice to the Agent (which shall promptly advise the Banks) to prepay, without premium or penalty, either the Revolving Credit Notes or the Term Notes, as the Borrower shall specify, in whole or in part, in the amount of $500,000, or an integral multiple thereof, provided that (i) any such prepayment on the Term Notes shall be applied, first to the last maturing installment or installments of said Notes, (ii) the amount of each prepayment on the Revolving Credit Notes shall again become available for borrowing pursuant to Section 1.1 on the date of such prepayment, and (iii) any repayment of Eurodollar Loans shall be made only on the expiration date(s) of the related Eurodollar Interest Period(s).

          Section 1.12  Place and Manner of Payment.  All amounts payable by
                        ---------------------------
the Borrower to the Banks pursuant to the provisions of this Agreement shall be paid in Dollars and in immediately available funds. All such amounts payable by the Borrower to the Banks shall be paid to the Agent at its office specified in Section 12.4 for the account of the Banks ratably, and the Agent shall concurrently pay to the Banks such amounts as and when received by it for the account of the Banks, in the same funds in which such amounts were received. Any payment received by the Agent after 12:00 noon San Francisco time shall be deemed to have been received on the next Domestic Business Day and interest thereon shall accrue until, and be payable on, such next Domestic Business Day. Any payment made by the Borrower to the Agent pursuant to the terms of this Agreement or the Notes for the Account of any Bank shall constitute payment to such Bank. Until the Borrower gives the Agent a Notice to the contrary, the Borrower hereby authorizes the Agent to debit the Borrower's deposit account maintained at said office of the Agent for all payments of principal and interest when due hereunder. The Agent shall promptly furnish the Borrower a written debit advice after each such debit.

          Section 1.13  Pro Rata Treatment.  Each Borrowing from, and change in
                        ------------------
the Commitments of, the Banks hereunder, shall be made pro rata in accordance with their respective Commitments, except as provided in Section 2.5. If any Notes or any payment required to be made thereon becomes due and payable on a day other than a Domestic or Eurodollar Business Day, as the case may be, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension, unless, in the case of interest on a Eurodollar Loan, the next succeeding Eurodollar Business Day falls in another calendar month, in which case the applicable Eurodollar Interest Period shall expire on the next preceding Eurodollar Business Day. Each payment and prepayment on the Term Notes and on the Revolving Credit Notes shall be made to the Banks pro rata in accordance with the unpaid principal amount of the Term Notes and Revolving Credit Notes, respectively, held by each of them at the time of such payment. The Banks agree among themselves that, if a Bank shall obtain payment of any obligation held by it through the exercise of a right of setoff, banker's lien or counterclaim, or from any other source, it shall promptly purchase from the other Banks participations in the obligations held by the other Banks in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata as specified in the preceding sentence, provided, however, that if all
                                                 --------  -------
or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Banks further agree that for the purpose of this Section 1.13, all exercises of right of setoff, banker's lien or counterclaim by any Bank shall be deemed to have been made against and in respect of the Note or Notes held by such Bank and not against any other obligation of the Borrower to it. The Borrower agrees that any Bank so purchasing a participation in obligations held by the other Banks may exercise all rights of setoff, banker's lien or counterclaim with respect to such participation as fully as if such Bank were a direct holder of said Note or other Obligations in the amount of such participation.

          Section 1.14  Borrower's Ability to Obtain Letters of Credit.  The
                        ----------------------------------------------
Banks agree, subject to the terms and conditions contained herein, to allow standby letters of credit ("Letters of Credit") to be issued by the Agent for the account of the Borrower. The Agent agrees, in reliance upon the agreement of the Banks set forth herein, from time to time on any Domestic Business Day for the period from the Effective Date of this Agreement until the date ten
(10) Domestic Business Days prior to the Termination Date (the "Letters of Credit Expiration Date"), to issue Letters of Credit for the account of the Borrower and to honor drafts under the Letters of Credit. The Banks agree to participate in the Letters of Credit according to each Bank's Proportional Share, and the responsibility for the payment thereon, upon drawing by a beneficiary, shall be made by the Banks as specified in sub-part J of this
Section 1.14. The Letters of Credit shall be issued for general corporate purposes and for such other purposes as the Banks may approve.

          A.   Conditions to Agent's Obligation to Issue Letters of Credit.
               -----------------------------------------------------------
The Agent's obligation to issue Letters of Credit hereunder is subject to all of the conditions precedent described in Section 3.1 of this Agreement. Additionally, the Agent shall be under no obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Agent from issuing such Letter of Credit, or (ii) any law applicable to the Agent or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Agent shall prohibit, or request that the Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Agent with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Agent is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Agent any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Agent in good faith deems material to it.

          B.   Notice of Issuance of Letter of Credit.  Notice of each desired
               --------------------------------------
Letter of Credit under this Agreement shall be made by the Borrower to the Agent on the Agent's standard form, a copy of which is attached hereto as Exhibit D (the "Letter of Credit Application"). The Letter of Credit Application shall specify, among other matters required by the Agent, (a) the proposed date of issuance of the Letter of Credit (which date shall be a Domestic Business Day), (b) the face amount of the Letter of Credit, (c) the proposed expiration date of the Letter of Credit (which date shall not be later than the Letters of Credit Expiration Date), (d) the name and address of the beneficiary, and (e) a summary of the purpose of the Letter of Credit. The Borrower shall also provide to the Agent the precise terms and conditions, including a description of any and all documents and/or certificates required thereunder, which, if strictly complied with by the beneficiary on or before the expiration date of the Letter of Credit, would require the Agent to make payment under the Letter of Credit. The Letter of Credit Application shall be delivered to the Agent no later than four (4) Domestic Business Days prior to the date the Letter of Credit is desired. The terms, conditions and obligations under the Letter of Credit Application shall be deemed to supplement the terms, conditions and obligations of this Agreement, however, in the event of any conflict or inconsistency between this Agreement and the Letter of Credit Application, this Agreement shall control.

          The Agent shall notify each Bank of the issuance of any Letter of Credit, and thereafter, the amendment, cancellation or extension of all such issued Letters of Credit.

          C.   Examination of Letter of Credit.  The Borrower shall, within
               -------------------------------
three (3) Domestic Business Days, examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will notify the Agent prior to the end of the third Business Day after receipt of such Letter of Credit. The Borrower shall be conclusively deemed to have waived any such claim against the Agent and its correspondents unless such notice is given as aforesaid.

          D.   Applicability of ISP98 and UCP.  Unless otherwise expressly
               ------------------------------
agreed by the Agent and the Borrower when a Letter of Credit is issued (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

          E.   Limitation on Amounts.  Each Letter of Credit shall be for an
               ---------------------
amount which is at least FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00). The expiry date of any Letter of Credit shall be no later than the Letters of Credit Expiration Date. The aggregate amount of all Letters of Credit issued and outstanding at any one time may not exceed the amount available under the Total Commitment after subtracting all outstanding Revolving Loans and in no event shall it exceed FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00). The amount of the Total Commitment available to the Borrower for Revolving Loans shall be reduced by the aggregate amount of all Letters of Credit issued and outstanding at any one time.

          F.   Drawing of Letter of Credit; Interest; Obligations Absolute.
               -----------------------------------------------------------
Upon the drawing of any Letter of Credit and the payment by each Bank of the amount drawn thereunder in accordance with each Bank's Proportional Share, the amount so drawn shall become and be deemed a Revolving Loan, the principal amounts due to each Bank being deemed part of the principal amount due under each Bank's Revolving Credit Note. For interest purposes, the amount due under such drawn Letter of Credit shall be considered a Prime Loan subject to Conversion by the Borrower under Section 1.8 herein. Upon the occurrence of an Event of Default hereunder, the full amount of any outstanding Letter of Credit shall become and be deemed a Revolving Loan, the principal amount of which shall be deemed proportionally a part of the principal balance due under each Banks' Revolving Credit Note. Interest shall not accrue on any Letters of Credit until the same has been drawn by the beneficiary and paid by the Agent, or if an Event of Default occurs. The obligation of the Borrower to repay each drawing under any Letter of Credit, whether or not any such drawing under a Letter of Credit becomes a Revolving Loan, shall be, absent the gross negligence or wilful misconduct of the Agent or the failure of the Agent to act in good faith as described in the first sentence of Section 1.14 L with respect to the honoring of any drawing under any Letter of Credit, absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the Letter of Credit Application.

          G.   Evergreen Letters of Credit.  If the Borrower so requests in any
               ---------------------------
Notice for issuance of a Letter of Credit, the Agent may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided, however,
                                                            --------
that (1) no such Evergreen Letter of Credit shall have any provision extending its expiration date beyond the Letters of Credit Expiration Date; and (2) that any Evergreen Letter of Credit must permit the Agent to prevent any such automatic renewal at least once in each twelve-month period (commencing with the date of issuance of such Evergreen Letter of Credit) by giving prior notice to the Borrower and the beneficiary thereof not later than a date (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Evergreen Letter of Credit is issued. Once an Evergreen Letter of Credit has been issued, the Banks shall be deemed to have authorized (but may not require) the Agent to permit the renewal of an Evergreen Letter of Credit beyond its expiration date at any time to a date not later than the Letters of Credit Expiration Date; provided, however, that the Agent shall not
                                   --------  -------
permit such automatic renewal if (A) the Agent would have no obligation at such time to issue such Evergreen Letter of Credit in its renewed form, or any other Letter of Credit, under the terms hereof, or (B) it has received notice (which may be by telephone, telecopier, facsimile or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date that the Majority Banks have elected not to permit such renewal. Notwithstanding anything to the contrary contained herein, nothing in this Section 1.14F shall be construed to impose any obligation on the Agent to permit the renewal of any Evergreen Letter of Credit at any time.

          H.   Letter of Credit Fee.  The Borrower agrees to pay the Agent, for
               --------------------
distribution to the Banks pro rata according to their respective Commitments, for each Letter of Credit issued and outstanding, a "Letter of Credit Fee" which shall be equal to a percentage of the amount of the Letter of Credit issued, such percentage to be agreed upon by the Banks for each Letter of Credit at the time it is issued. No formal approval by the Banks is necessary if the Letter of Credit Fee is equal to or greater than 55 basis points (0.55%) of the amount of the Letter of Credit issued. If, however, the proposed Letter of Credit Fee is proposed to be less than 55 basis points (0.55%) of the amount of the proposed Letter of Credit, unanimous agreement of all Banks is necessary to set such Letter of Credit Fee at such rate. If the Banks cannot unanimously agree as to such rate, the Letter of Credit Fee shall be 55 basis points (0.55%) of the amount of the proposed Letter of Credit. The Letter of Credit Fee shall be aggregated quarterly, such payment to be made quarterly in advance, based on a year of 360 days and the actual days elapsed.

          I.   Letter of Credit Issuance Fee.  The Borrower also agrees, at the
               -----------------------------
time of issuance of any Letter of Credit, to pay the Agent, for its own account and not for distribution to Banks, a "Letter of Credit Issuance Fee" equal to $500.00.

          J.   Banks' Obligation.  The Banks' obligation to pay their
               -----------------
proportionate share of any drawn Letter of Credit issued by the Agent in accordance with the terms of this Agreement shall be absolute, unconditional and irrevocable regardless of whether there has been an Event of Default. The Agent shall advise each Bank of the impending drawing of any outstanding Letter of Credit, and the corresponding date of payment of such Letter of Credit (such payment date shall be deemed a Borrowing Date as defined herein), promptly after the Agent's receipt thereof. Not later than 12:00 noon, Hawaii Standard Time, on such Borrowing Date, each Bank shall provide the Agent at its office specified in Section 12.4, with immediately available funds in Dollars covering such Bank's Proportional Share of the drawn Letter of Credit, and the Agent shall promptly pay over to the beneficiary of such Letter of Credit all such funds necessary to pay the amount of the drawn Letter of Credit as such beneficiary directs.

          In the event that a Bank fails to make available funds in Dollars covering such Bank's Proportional Share of the drawn Letter of Credit on the Borrowing Date, such Bank shall forfeit any interest accruing on its Proportional Share to the Agent and such Bank shall on the next Business Day following the Borrowing Date make such amount available to the Agent, together with interest at the federal funds rate for and determined as of each day during such period that the Agent is without such funds from such Bank.

          K.   Indemnification.   The Borrower hereby agrees to protect,
               ---------------
indemnify, pay and save harmless the Agent and the Banks from and against any and all third party claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Agent or Banks may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Agent, other than as a result of (a) the gross negligence or willful misconduct of the Agent or the failure of the Agent to act in good faith as described in the first sentence of Section 1.14 L with respect to the honoring of any drawing under any Letter of Credit or (b) the wrongful dishonor (so long as such wrongful dishonor is not a result of an occurrence under the following clause
(ii)) by the Agent of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

          L.   Responsibility of Agent With Respect to Payment Under a Letter
               --------------------------------------------------------------
of Credit; Nature of Agent's Duties.  In determining whether to honor any
-----------------------------------
drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to use reasonable care (the degree of care reasonably expected of similar issuers of letters of credit) to determine that the terms and conditions of such drawing, including the delivery of such documents, instruments and certificates required therefor, have been complied with by the beneficiary and the Agent shall not have any liability for or responsibility for the correctness, validity, genuineness, sufficiency, or falsification of any such documents, instruments or certificates or for the failure of any person to comply with the terms any Letter of Credit or for any other error, neglect, or omission if done in good faith and absent the gross negligence or wilful misconduct of the Agent, and any action taken in good faith by Agent and absent the gross negligence or wilful misconduct of the Agent shall be binding on the Borrower. As between the Borrower and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Agent, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, and absent the gross negligence or wilful misconduct of the Agent or the failure of the Agent to act in good faith as described in the first sentence of Section 1.14 L with respect to the honoring of any drawing under any Letter of Credit, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of such Letter of Credit to strictly comply with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including limitation any Governmental Acts, and none of the above shall affect or prevent the vesting of, any of the Agent's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this Subsection 1.14L, any action taken by the Agent under or in connection with a Letter of Credit by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, shall not put the Agent under any resulting liability to the Borrower.

          Notwithstanding anything to the contrary contained in this Section 1.14L, the Borrower shall retain any and all rights it may have against the Agent for any liability arising solely out of (a) the gross negligence or willful misconduct of the Agent or the failure of the Agent to act in good faith as described in the first sentence of Section 1.14 L with respect to the honoring of any drawing under any Letter of Credit or (b) the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit issued by it except where such dishonor results from Governmental Acts.

ARTICLE II - YIELD PROTECTION; CHANGED CIRCUMSTANCES
----------------------------------------------------

          Section 2.1  Unavailability or Impracticability of Eurodollar Loans.
                       ------------------------------------------------------
If (i) with respect to any Eurodollar Interest Period, the Agent reasonably determines that Dollar deposits in the principal amount requested in the relevant Notice of Borrowing for periods equal to the relevant Eurodollar Interest Period are not available in the London Interbank Eurodollar Market, or
(ii) the Majority Banks in any Borrowing reasonably determine, and give Notice to the Agent, that the making of Eurodollar Loans in such Borrowing has become impracticable because the related Eurodollar Rate does not adequately and accurately reflect the cost of maintaining or funding such Eurodollar Loans, then the Agent shall forthwith give Notice of such determination to the Borrower and the Banks in such Borrowing. Thereafter, and so long as either conditions specified in clause (i) or (ii) of this Section 2.1 continues, no Bank shall have any obligation to make or extend Eurodollar Loans (or to convert Loans into Eurodollar Loans) in such Borrowing (and any outstanding Notice requesting any such Borrowing, Extension or conversion pertaining to such Borrowing shall be deemed to be revoked), and the Borrower shall convert any Eurodollar Loans in such Borrowing into Prime Loans in accordance with
Section 1.8, or prepay such Eurodollar Loans upon four (4) Domestic Business Days' prior Notice to the Agent, which prepayment shall be made without premium or penalty and on the expiration date of the related existing Eurodollar Interest Period.

          Section 2.2  Increased Costs.  If any Bank reasonably determines
                       ---------------
that, because of any Regulatory Requirement (including, but not limited to, those affecting Taxes or reserve or special deposit or similar requirements), or because of actions permitted by Section 1.9, the cost to such Bank of making or maintaining any Loans has increased (which increased cost shall be deemed to include any decrease in any amount receivable by such Bank in connection with any Loans), then such Bank shall forthwith give Notice of such determination to the Borrower and the Agent. Thereafter, the Borrower shall pay to each such Affected Bank, fifteen (15) Domestic Business Days after written demand to the Borrower with a copy to the Agent (which demand shall show the basis for the calculation of the increased cost), such additional amounts as shall be required to compensate such Affected Bank for such increased costs. If as a result the Borrower elects to prepay or convert Loan(s) pursuant to Section 2.5, the Borrower shall pay fifteen (15) Domestic Business Days after written demand the increased costs of the Affected Bank(s) accruing for the period prior to such date of prepayment or Conversion.

          If after the Effective Date the implementation of or any change in any Regulatory Requirement imposes, modifies or deems applicable any capital adequacy or similar requirement (including without limitation a request or requirement which affects the manner in which any Bank allocates capital resources to its commitments, including its obligations hereunder) and as a result thereof, in the sole opinion of such Bank, the rate of return on such Bank's capital as a consequence of its obligations hereunder is reduced to a level below that which such Bank could have achieved but for such circumstances, then and in each such case upon demand from time to time the Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank for such reduction in rate of return; provided, however,
                                                           --------  -------
that such amounts shall be computed solely on a prospective basis from the date such Bank notifies the Borrower of such circumstances. A certificate of such Affected Bank as to any such additional amount or amounts, in the absence of manifest error, shall be final and conclusive. In determining such amount, the Affected Bank may use any reasonable averaging and attribution methods.

          Section 2.3  Reserve Requirements.  In addition to all other amounts
                       --------------------
payable by the Borrower hereunder, the Borrower shall pay to each Bank that is subject to a Eurodollar Reserve Requirement an amount equal to the difference between (i) the interest payable to such Bank on each Eurodollar Loan at the applicable Eurodollar Rate and (ii) the interest that would have been so payable if such Eurodollar Rate had been multiplied by the following fraction:

                           1
          ___________________________________


          100% - Eurodollar Reserve Requirement


Each Bank which has such a reserve requirement imposed on it shall forthwith give Notice of such requirement to the Borrower and the Agent. Within fifteen
(15) Domestic Business Days after the date of such Notice, the Borrower shall pay to each such Bank such additional amount as shall be required to compensate such Bank for such reserve requirement; provided, however, to the extent such
                                        --------  -------
additional amounts relate to a Eurodollar Loan that has not yet matured, the Borrower shall pay such amount upon the maturity of that Eurodollar Loan concurrently with the payment of interest thereon; and provided further, that
                                                       -------- -------
the Borrower shall not be liable to a Bank for amounts under this Section 2.3 that are allocable to any time more than sixty (60) days before such Bank gives the Notice of imposition of a reserve requirement described above.

          Section 2.4  Illegality of Eurodollar Loans. If any Bank reasonably
                       ------------------------------
determines that it has become unlawful, because of any Regulatory Requirement, for such Bank (i) to make Eurodollar Loans hereunder, or (ii) to maintain Eurodollar Loans hereunder, then such Bank shall give Notice of such determination to the Borrower and the Agent. Thereupon, in the case of clause
(i), the obligation of such Affected Bank to make or extend Eurodollar Loans or to convert Loans into Eurodollar Loans shall be suspended until such time as it is once again lawful for such Affected Bank to make Eurodollar Loans, and, in the case of clause (ii), the Borrower shall prepay each Eurodollar Loan of such Affected Bank either (x) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Bank may lawfully continue to fund and maintain such Eurodollar Loan to such day or (y) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Loan to such day. Any such prepayment of an Affected Bank's Eurodollar Loan(s) or any such conversion of all Borrowings of which the Affected Bank's Eurodollar Loans are a part shall be subject to the payment of the indemnity referred to in Section 2.6.

          Section 2.5  Substitution of Banks.  If any Affected Bank has given
                       ---------------------
Notice pursuant to Section 2.2 or 2.4, the Borrower shall, at its election, take one of the following actions: (i) revoke (subject to payment of any amounts required under Section 2.6) any then pending Notice of proposed Borrowing or Conversion and give another Notice for a Borrowing or a Conversion to be made up of, and/or prepay or convert each existing Borrowing made up of Loans subject to such Notice into a Borrowing consisting of, Loans not subject to such increased costs or not claimed to be illegal; (ii) if any Affected Bank has given Notice of increased costs, agree to pay such increased costs, on terms and conditions mutually satisfactory to the Borrower and such Affected Bank; (iii) instruct the Affected Bank to make such Affected Bank's Loan as a Prime Loan, which shall be converted to a Eurodollar Loan at such time as such Notice is no longer applicable; (iv) request the non-Affected Banks to take over all (but not part) of such Affected Bank's Loans; provided, however, that
                                                       --------  -------
the non-Affected Banks may elect to take over fewer than all of the Affected Bank's Loans; or (v) if and only if the non-Affected Banks have elected to take over less than all of the Affected Bank's Loans, designate a Replacement Lender or Lenders to take over all of the Loans of the Affected Bank not being taken over by the non-Affected Banks subject, in the case of (v), to the requirement that no Replacement Lender may have a Commitment of less than $5,000,000.

          If one or more non-Affected Banks shall so agree in writing, such non-Affected Banks (pro rata according to their outstanding Loans) shall make Loans to the Borrower in an aggregate amount equal to the portion of the outstanding Loans of the Affected Bank being replaced pursuant to this sentence (and in the same admixture of Prime Loans and Eurodollar Loans as all the outstanding Loans of the Affected Bank) on a date mutually acceptable to such non-Affected Banks and the Borrower. The proceeds of such Loans shall be used to repay the outstanding principal amount of the Loans of the Affected Bank being taken over the non-Affected Banks. If the Borrower designates a Replacement Lender or Lenders in respect of all or a portion of the outstanding Loans of the Affected Bank, such Replacement Lenders shall purchase such Loans or portion, without recourse to or warranty by (other than a warranty from the Affected Bank as to the principal amount of the Loans being purchased), or expense to, such Affected Bank, and such Affected Bank shall sell such Loans, for a purchase price equal to the outstanding principal amount of the Loans of such Affected Bank being purchased. Thereafter, the Commitment of such Affected Bank shall be allocated pro rata among such non-Affected Banks and/or such Replacement Lender(s). Any purchase of Eurodollar Loans by non-Affected Banks or Replacement Lenders shall take place only on the last day of the relevant Eurodollar Interest Period, or as otherwise required by Section 2.4.

          Upon accomplishment of the foregoing, the Affected Bank shall no longer have any obligations hereunder (except for obligations, if any, accrued before and not discharged as of such accomplishment) and shall no longer constitute a Bank for the purposes of this Agreement.

          Upon completing any purchase pursuant to this Section 2.5 and upon executing a counterpart of this Agreement, each Replacement Lender shall become a Bank hereunder. The Borrower shall provide replacement Notes to each Replacement Lender and to any non-Affected Bank making Loans pursuant to this
Section 2.5 to reflect the identity of, and/or the increased or new, respectively, Commitment of, each such non-Affected Bank or Replacement Lender, respectively.

          Section 2.6  Indemnity.  The Borrower shall compensate each Bank,
                       ---------
fifteen (15) Domestic Business Days after Notice by such Bank (which Notice shall set forth the basis for requesting such amounts), for all reasonable losses and expenses in respect of any interest paid or premium or penalty incurred by such Bank (or its lending ,branch or affiliate) to lenders or otherwise in respect of the funds borrowed by or deposited with it to make or maintain its Eurodollar Loans which such Bank (or its lending branch or affiliate) may sustain, to the extent not otherwise compensated for under this Agreement (under Section 2.2 or otherwise) and not mitigated by the re-employment of such funds: (i) if for any reason (other than a default by such Bank or the operation of Section 2.1) a Borrowing, Conversion or Extension of any Loan does not occur on a date specified therefor in a Notice of Borrowing, Conversion or Extension given by the Borrower, including, without limitation, because a Notice is revoked pursuant to Section 2.5(i), or (ii) if a Eurodollar Loan is repaid other than on the expiration date of the related Eurodollar Interest Period. A statement as to such loss or expense (including calculations, in reasonable detail, showing how such Bank computed such loss or expense) shall be promptly submitted by such Bank to the Borrower (with a copy to the Agent).

          Section 2.7  Payments of Accrued Amounts.  On the date of any Loan
                       ---------------------------
prepayment made in accordance with this Article II, the Borrower shall also pay, to the Bank being prepaid, interest accrued on the amount of such Loan being prepaid. The Borrower shall also make timely payment of all other amounts owing to such Bank hereunder with respect to the amount of such Loan being prepaid.

          Section 2.8  Banks' Obligation to Mitigate.  Each Bank agrees that as
                       -----------------------------
promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give Notice pursuant to Section 2.2 or 2.4, it will, prior to the date of any prepayment or Conversion of an affected Loan, use reasonable efforts to make, fund or maintain such Loan through another lending office of such Bank if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, as determined by such Bank, the making, financing or maintenance of such Loan through such other lending office does not otherwise materially adversely affect such Loan or Bank. The Borrower hereby agrees to pay all reasonable expenses incurred by any Bank in utilizing another lending office of such Bank pursuant to this Section 2.8.

          Section 2.9  Funding Assumptions.  Solely for purposes of calculating
                       -------------------
amounts payable by the Borrower to the Banks under this Article II, (i) each Eurodollar Loan made by a Bank (and each related reserve, special deposit similar requirement) shall be conclusively deemed to be funded at the Libor Rate used in determining the relevant Eurodollar Rate by such Bank (or its branch or affiliate) by a matching deposit in the London Interbank Eurodollar Market, whether or not such Loan is in fact so funded.


ARTICLE III - CONDITIONS PRECEDENT
----------------------------------

          Section 3.1 All Loans and Letters of Credit.  The obligations of each
                      -------------------------------
of the Banks to make any Loan hereunder, and of the Agent to issue any Letter of Credit hereunder, are subject to the following conditions precedent:

          A. Receipt by the Agent from the Borrower of the Notice of Borrowing specified in Section 1.10 or a Notice for Letter of Credit as specified in Section 1.14. Each such Notice received by the Agent hereunder shall be deemed to be a representation and warranty by the Borrower as of the Borrowing Date in such Notice that, after giving effect to the requested Loan or Letter of Credit:

               (i) the material representations and warranties contained herein, on and as the date of such Loan or Letter of Credit, or made in any writing delivered or furnished pursuant to this Agreement or to induce and Banks to amend or waive any provisions of this Agreement or extend the Termination Date on and as of the date as of which made, are or were, as the case may be, true and correct in all material respects, and provided the representations and warranties contained in Section 4.5 shall be deemed to be made with respect to the most recent financial statements delivered to the Banks; and

               (ii) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

          Section 3.2  Effectiveness of the Agreement.  This Agreement shall
                       ------------------------------
not be effective until the following conditions have been satisfied, all of which shall be deemed either satisfied or waived upon delivery by the Agent of the certificate attached as Exhibit C:

          A.   The Revolving Credit Notes.  The Borrower shall have delivered
               --------------------------
to the Agent for the account of each Bank duly executed Revolving Credit Notes.

          B.   Certificate of Authority. The Borrower shall have delivered to
               ------------------------
the Agent a certificate of an officer of the Borrower concerning the authority of the officers executing this Agreement in form and substance satisfactory to the Agent.

          C.   Required Acts and Conditions.  All acts and conditions
               ----------------------------
(including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed, and to have happened precedent to the execution, delivery and performance of this Agreement and the Notes, and to constitute the same legal, valid and binding obligations enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

          D.   Documentation and Proceedings.  All corporate and legal
               -----------------------------
proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Banks and their counsel, Watanabe, Ing & Kawashima, and the Banks and such counsel shall have received any and all further information and documents, including records of corporate proceedings, which the Banks and such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

          Section 3.3  Certificate of Agent.  When the conditions enumerated
                       --------------------
under Section 3.2 have been fulfilled, the Agent, on behalf of the Banks, shall execute and deliver to the Borrower a certificate substantially in the form of Exhibit C attached hereto.

          Section 3.4  Loan Under Term Credit.  In the case of the Term Loans
                       ----------------------
pursuant to Section 1.5 above, the Borrower shall have delivered to the Agent for the account of the Banks Term Notes complying with the requirements of
Section 1.6 above.


ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BORROWER
-----------------------------------------------------------

          As an inducement to the Banks to enter into this Agreement and to make the Loans, and to the Agent to issue the Letters of Credit, both as provided for herein, the Borrower represents and warrants to the Banks and the Agent as follows:

          Section 4.1  Due Incorporation, Qualification, Etc. The Borrower and
                       --------------------------------------
each of the Significant Subsidiaries are corporations duly organized, validly existing and in good standing under the law of the jurisdiction in which they are incorporated and each are authorized to do business in the jurisdictions in which its ownership of property or conduct of business legally requires such authorization and where failure to do so would have a material adverse effect on the Borrower or any such Significant Subsidiary, and has full power and authority to own its properties and assets and to conduct its business as presently conducted.

          Section 4.2  Capacity.  The Borrower has full power and authority to
                       --------
execute and deliver, and to perform and observe the provisions of, this Agreement and the Notes and to carry out the transactions contemplated hereby and thereby.

          Section 4.3  Authority and Enforceability.  The execution, delivery
                       ----------------------------
and performance by the Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action, and do not and will not require any registration with, consent or approval of, notice to, or any action by, any Person, except such, if any, as have been obtained in writing, copies of which consents have been furnished to the Banks. This Agreement constitutes, and the Notes when or as delivered by the Borrower hereunder will or do constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by the effect of rules of law governing specific performance, injunctive relief or other equitable remedies.

          Section 4.4  Compliance with other Instruments.  The execution and
                       ---------------------------------
delivery of this Agreement and compliance with its terms, and the issuance of the Notes as contemplated herein, will not result in a material breach of any of the terms or conditions of, or result in the imposition of any lien, charge or encumbrance upon any properties of the Borrower or its Subsidiaries pursuant to, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event for which any holder or holders of Funded Indebtedness with any unpaid principal balance of $1,000,000 or more may declare the same due and payable under, any indenture, agreement, order, judgment or instrument under which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or its or their property may be bound or affected, or under the charter documents or bylaws of the Borrower or any its Subsidiaries, and will not violate any existing provision of law applicable to the Borrower.

          Section 4.5  Financial Statements.  The consolidated financial
                       --------------------
statements of the Borrower as of and for the year ended December 31, 2000, as audited by Deloitte & Touche, LLP, and the consolidated unaudited financial statements of the Borrower as of June 30, 2001, which statements are duly certified by the Chief Financial Officer of the Borrower, are complete, correct and present fairly the financial position and results of operations as of or for the periods indicated, all in accordance with GAAP applied on a consistent basis, except as set forth in the notes thereto.

          Section 4.6  Material Adverse Events.  Since December 31, 2000, there
                       -----------------------
has been no material adverse change in the business, financial position or results of operations of the Borrower and its Subsidiaries, considered as a whole.

          Section 4.7  Litigation, Etc.  Except as reflected in the financial
                       ---------------
statements referred to in Section 4.5 or as otherwise disclosed to the Banks in writing, (including, without limitation, for such purposes, any document furnished to the Banks pursuant to Section 6.1) there are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower) pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries, at law or in equity, which, if adversely determined, could have a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. Any action, suit or proceeding as to which the Borrower and/or the relevant Subsidiary or Subsidiaries have received, from the counsel representing the Borrower and/or the relevant Subsidiary or Subsidiaries therein, a written opinion that the likelihood of the successful assertion of any liability that could have a material adverse effect as described in the preceding sentence is remote, shall not be deemed an action, suit or proceeding which could have such a material adverse effect. After due inquiry, to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is in violation or default with respect to any applicable laws and/or regulations which materially affect the operations and/or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole nor are they, or any of them, in violation or default with respect to any order, writ, injunction, demand or decree of any court or any governmental agency or in violation or default in any material respect under any indenture, agreement or other instrument under which the Borrower or any of its Subsidiaries is a party or may be bound, default under which there might be consequences that would materially and adversely affect the business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          Section 4.8  Title.  The Borrower and its Subsidiaries have good and
                       -----
marketable title to its properties reflected in the consolidated balance sheet and related notes referred to in Section 4.5 (except (i) those properties disposed of since the date of such accounts in the ordinary course of business or as are no longer used or useful in the conduct of its business, (ii) title defects and encumbrances which either individually or in the aggregate are of no material consequence to the Borrower and its Subsidiaries taken as a whole,
(iii) such vessels and other assets of Matson, title to which is held in the name of owner trusts or similar entities pursuant to the requirements of the transactions by which the construction and/or purchase of the same were financed, and (iv) property leased pursuant to finance leases) and all properties and assets acquired by the Borrower or a Subsidiary thereafter and prior to the Effective Date; and all such properties and assets are not subject to any lien (including any encumbrance or security interest), except liens permitted under Section 7.3 hereof and those which are reflected in the most recent balance sheet (referred to in Section 4.5) and the related notes.

          Section 4.9  Patent and Other Rights.  The Borrower and its
                       -----------------------
Subsidiaries either possess or have applied for all material patents, licenses, trademarks, trade names, trade secrets, copyrights and all rights with respect thereto, which are required to conduct their business as now conducted without known conflict with the rights of others which would materially affect the business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          Section 4.10  Adverse Contracts and Orders.  Except as heretofore
                        ----------------------------
publicly disclosed or disclosed in writing to the Banks, neither the Borrower nor any of its Subsidiaries is a party to or is bound by, or subject to, any contract, instrument, charter, bylaw or other corporate restriction or any order, decree or judgment of any Person (the "Restrictive Documents") which materially and adversely affects the business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or is in material default in the performance, observance, or fulfillment of any of the material obligations or conditions contained in any of such Restrictive Documents.

          Section 4.11  Taxes.  The Borrower has filed or caused to be filed
                        -----
all material tax returns which are required to be filed by it and any of its Subsidiaries, pursuant to the laws, regulations or orders of each Person with taxing power over the Borrower or any of its Subsidiaries or the assets of any thereof. The Borrower and each of its Subsidiaries has paid, or made provision for the payment of, all material taxes, assessments, fees and other govern-mental charges which have or may have become due pursuant to said returns, or otherwise, or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided. Federal income tax returns of the Borrower have been audited by and settled with the Internal Revenue Service or the statute of limitations has expired for all years to and including the fiscal year ended December 31, 1998, and the results of such settlement are or will be properly reflected in the financial statements referred to in Section 4.5 and Section 6.1. The charges, accruals and reserves in respect of taxes on the books of the Borrower are sufficient to comply with generally accepted accounting principles. The Borrower knows of no proposed material tax assessment against it or any of its Subsidiaries, and no extension of time for the assessment of federal, state or local taxes of the Borrower or any of its Subsidiaries is in effect or has been requested except in either case as disclosed in the financial statements furnished to the Banks pursuant to Sections 4.5 and 6.1A, and except for extensions obtained in the ordinary course of business.

          Section 4.12  Lawful Use of Proceeds; Compliance with Federal Reserve
                        -------------------------------------------------------
Board Regulations.  All proceeds of the Revolving Loans shall be used by the
-----------------
Borrower for its general working capital purposes or to make Friendly Acquisitions or by the Borrower to repurchase shares of the capital stock of the Borrower. No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of the Federal Reserve Board or the Banks in a violation of Regulation U of the Federal Reserve Board. If requested by the Banks, the Borrower will furnish to the Banks in connection with the Loans a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

          Section 4.13  Employee Retirement Income Security Act of 1974.
                        -----------------------------------------------

          A. To the best of the Borrower's knowledge, after due inquiry, no material Reportable Event has occurred and is continuing with respect to any Plan.

          B. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Borrower or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Borrower, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole. Neither Borrower, any of its Subsidiaries nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV or ERISA with respect to any Multi-employer Plan which is or would be materially adverse to the Borrower and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and of the Notes will be exempt from, or will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Companies in the next preceding sentence is made in reliance upon and subject to the accuracy of each Bank's representation in
Article V.

          Section 4.14  Investment Borrower(s) Act of 1940.  Neither the
                        ----------------------------------
Borrower nor any of its Subsidiaries is an "investment borrower(s)" within the meaning of the Investment Borrower Act of 1940.

          Section 4.15  Subsidiaries.  Exhibit E is a complete and correct list
                        ------------
of all present Subsidiaries of the Borrower, which list shows for each Subsidiary, its state or jurisdiction of incorporation, its principal business, and the number and percentage of its outstanding securities owned of record and/or beneficially by the Borrower. Except as disclosed in Exhibit E, Borrower directly or indirectly owns, free and clear of all liens, charges, encumbrances and rights of others whatsoever, all shares of such Subsidiaries shown on Exhibit E, and all shares of Significant Subsidiaries are validly issued and fully paid.

          Section 4.16  Solvency.  The fair value of the property of Borrower
                        --------
is greater than the total amount of liabilities, including without limitation contingent liabilities, of Borrower; the present fair salable value of the assets of Borrower is not less than the amount that will be required to pay the probable liability of Borrower on its debts as they become absolute and matured; Borrower does not intend to, nor does it believe that it will, incur debts or liabilities beyond its abilities to pay as such debts and liabilities mature; and Borrower is not engaged in a business or a transaction, or about to engage in a business or a transaction, for which Borrower's property would constitute an unreasonably small capital.


ARTICLE V - REPRESENTATION OF THE BANKS
---------------------------------------

          Each Bank represents that it is its present intention to make the Loans for its own account and not to make any public offering or to effect any distribution of the Notes, subject nevertheless to any requirement of law that the disposition of its Notes should remain within the control of such Bank. Each Bank further represents and warrants that no Loan made by it will be made out of the assets of any separate account maintained by it in which any Plan (or any individual account plan maintained for employees of the Borrower or any Subsidiary) has an interest, nor will such Bank assign or otherwise transfer any of its Loans or Notes to any Plan.


ARTICLE VI - AFFIRMATIVE COVENANTS OF THE BORROWER
--------------------------------------------------

          During the term of this Agreement and until payment in full of the obligations, unless compliance shall have been waived in accordance with
Section 12.10 by the Majority Banks, the Borrower agrees that:

          Section 6.1  Financial Records, Statements and Reports and
                       ---------------------------------------------
Inspection.
----------


          A. The Borrower at all times will keep, and will cause each of its Subsidiaries to keep, books of record and account in which proper entries will be made of its financial transactions in accordance with generally accepted accounting principles and will furnish to the Banks:

               (i) as soon as possible and in any event within ten days after any officer of the Borrower has knowledge of the occurrence of each Event of Default, or each Unmatured Event of Default which is continuing on the date of such statement, the statement of the chief financial officer of the Borrower setting forth details of such Event of Default or Unmatured Event of Default and the action which the Borrower propose to take with respect thereto;

               (ii) as soon as available and in any event within 45 days after the close of each of the first three quarters of the Borrower's fiscal year, (a) a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and comparative consolidated statements of income for such quarter and year to date, and
     (b) a statement that, to the best of the Borrower's knowledge, after due inquiry, no event which constitutes an Event of Default or Unmatured Event of Default hereunder has occurred and is continuing, each certified by the chief financial officer of the Borrower;

               (iii) as soon as available and in any event within 90 days after the close of the Borrower's fiscal year, (a) a copy of the annual report for such year for the Borrower and its Subsidiaries, including therein an audited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and shareholders' equity of the Borrower and its Subsidiaries for such fiscal year, in the case of each of the audited statements, covered by the opinions of Deloitte & Touche, LLP or other independent public accountants of recognized standing reasonably acceptable to the Banks; and (b) a letter of the chief financial officer of the Borrower, dated as of the end of such year, stating that, to the best of the Borrower's knowledge, after due inquiry, no event which constitutes an Event of Default or Unmatured Event of Default hereunder has occurred and is continuing;

               (iv) within 45 days after the close of each of the first three quarters of the Borrower's fiscal year, and within 90 days after the close of the Borrower's fiscal year, a "Compliance Certificate" in form reasonably satisfactory to the Banks comparing the required quantitative covenants set forth in Section 7.1, 7.2, 7.4, 7.5 and 7.8 hereof and certified as correct by the chief financial officer of the Borrower;

               (v) prompt notice of any Reportable Condition reported to the Borrower, or to the Borrower's Board of Directors, by the Borrower's independent public accountants;

               (vi) promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Securities Act of 1933, as amended, which the Borrower or any Subsidiary files with the Securities and Exchange commission, with any governmental authority successor thereto, or with any national securities exchange;

               (vii) promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of the Borrower pursuant to the terms of any indenture, loan or credit, or similar agreement, and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 6.1A;

               (viii) prompt notice of any condition or event which has resulted in (a) a material adverse change in the Borrower's consolidated financial condition or (b) a material breach of or noncompliance with any material term, condition or covenant of any material contract to which the Borrower or any Significant Subsidiary is a party or by which it or its property may be bound;

               (ix) prompt written notice of any claims, proceedings or disputes (whether or not purportedly on behalf of the Borrower) against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower and/or any of its Subsidiaries not fully covered by insurance (other than usual and customary deductibles), which, if adversely determined, would have a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole (without in any way limiting the foregoing, claims, proceedings, or disputes involving monetary amounts the uninsured portion of which is in excess of $5,000,000 shall be deemed to be material, other than claims for personal injury brought by seamen and longshoremen against Matson unless there exists a substantial probability that the uninsured liability of Matson thereunder will be in excess of $5,000,000), or any material labor controversy resulting in a strike against the Borrower or any Significant Subsidiary that is likely to have a material adverse effect on the condition (financial or otherwise) of the Borrower or such Significant Subsidiary, or any proposal by any public authority to acquire any material amount of the assets or business of the Borrower or any Significant Subsidiary;

               (x) (a) and will cause each of its Subsidiaries to furnish to the Banks, as soon as possible, and in any event, within thirty (30) days after the Borrower or any of its Subsidiaries knows that any material Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the affected Borrower or Subsidiary setting forth details as to such material Reportable Event and the action which the affected Borrower or Subsidiary proposes to take with respect thereto, together with a copy of the notice of such material Reportable Event given to the PBGC, if a copy of such notice is available to the affected Borrower or Subsidiary, (b) prompt written Notice of any decision by the Borrower, any Subsidiary or any member of the Controlled Group to terminate or withdraw from any Plan, and (c) promptly after receipt thereof a copy of any notice of intent to terminate any Plan or to appoint a trustee to administer any Plan which the Borrower, any Subsidiary or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any Plan; and

               (xi) at any time the value of all Margin Stock and Publicly Traded Securities owned by the Borrower and its Subsidiaries exceeds (or following application of the proceeds of an intended Borrowing hereunder to a Friendly Acquisition would exceed) 25% of the value of the total assets of the Borrower and its Subsidiaries, in each case as reasonably determined by the Borrower, the Borrower shall give prompt Notice of such fact to the Agent.

          B. So long as the Borrower is required to file periodic reports with the Securities and Exchange Commission (or any successor agency thereto) under the Securities Exchange Act of 1934 (or any successor statute thereto), the Borrower shall be deemed to have fulfilled their obligations under Sections 6.1A(ii)(a) and 6.1A(iii)(a) to provide consolidated financial statements if they timely furnish the Banks the Borrower's quarterly report on Form 10-Q and its annual report on Form 10-K, respectively (or any successor forms required to be filed under such Act if they contain substantially the same information).

          C. The Borrower will, upon request, furnish to the Banks and will cause any of its Subsidiaries to furnish such information as the Banks may reasonably request with respect to the business, affairs or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, and will permit and will cause its Subsidiaries to permit the Banks or representatives thereof, with reasonable prior Notice, at any reasonable time or times, to inspect the properties of the Borrower or its Subsidiaries, and to inspect and examine the books or records of the Borrower and its Subsidiaries and to take extracts therefrom, in each case while accompanied by an officer or representative of the Borrower, provided that the information obtained pursuant to this Section 6.1C, to the extent not otherwise publicly available, shall remain confidential, but shall be available to the Agent and the other Banks (until such time, if any, as it otherwise becomes publicly available), subject, however, to any laws, regulations or orders of any court or governmental agency requiring the Banks to divulge any of such information.

          Section 6.2  Insurance.  The Borrower will maintain, and will cause
                       ---------
its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or Subsidiary operates. Notwithstanding the foregoing, the Borrower or any of its Subsidiaries may maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, and, on request, the Borrower will advise the Banks concerning any such plan or plans for self-insurance.

          Section 6.3  Other Debt.  The Borrower will promptly pay and
                       ----------
discharge, and will cause its Subsidiaries to promptly pay and discharge, any and all Indebtedness, liens, charges, taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties prior to the date on which penalties accrue thereon, and lawful claims which, if unpaid, might become a lien or charge upon the property of the Borrower or such Subsidiary, except such as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided appropriate reserves are maintained to the reasonable satisfaction of the Majority Banks.

          Section 6.4  Maintenance of Existence; Conduct of Business.  The
                       ---------------------------------------------
Borrower will preserve and maintain, and will cause each of its Significant Subsidiaries to preserve and maintain, its corporate existence, and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in an orderly and efficient manner, keep the properties which are useful or necessary in its business in good working order and condition, and will comply with all applicable laws and regulations of any governmental authority and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound, if noncompliance will have a material adverse effect upon its consolidated financial condition, except where contested in good faith and by proper proceedings; provided, however, that nothing herein
                                      --------  -------
contained shall prevent the Borrower or any of its Subsidiaries from exercising any of their rights under Sections 7.4 and 7.5 of this Agreement.

          Section 6.5  Expenses.  The Borrower will pay all reasonable out-of-
                       --------
pocket expenses of the Agent (including, but not limited to, reasonable fees and disbursements of the Agent's special counsel) incident to the preparation, execution and delivery of, and the making of the Loans or Letters of Credit under this Agreement, the administration of the Loans or Letters of Credit, any amendments to or waivers of this Agreement, the protection of the rights of the Banks under this Agreement and the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise; provided, however, that upon and
                                              --------  -------
after the occurrence of an Event of Default under Section 8.1F, the Borrower shall pay the reasonable fees and disbursements of each Bank's counsel incurred by such Bank in its dealings with the Borrower after the occurrence of such Event of Default. The billing rates usually and customarily charged by the counsel referred to in the above proviso in the jurisdiction in which it maintains its principal offices shall be deemed reasonable under the provisions of this Section 6.5 even if such rates are greater than the billing rates usually and customarily charged by counsel whose principal offices are located in a different jurisdiction where a proceeding to enforce the rights of the Banks or any Bank under this Agreement may be pending. The Obligations of the Borrower under this Section 6.5 shall survive payment of the Loans or Letters of Credit and cancellation of the Notes.

          Section 6.6  Advice of Acquisition.  Not later than five (5) Business
                       ---------------------
Days before the proposed Borrowing Date of any Borrowing, the proceeds of which are proposed to be used to make an Acquisition or to replenish any portion of the Borrower's working capital that is proposed to be or has been expended to make an Acquisition, the Borrower shall give a Notice to the Agent (which shall promptly transmit the same to the Banks) specifying: (a) the identity of the Person the securities or assets of which were or are to be acquired in the Acquisition, (b) the nature of the Acquisition, (c) the tentative principal amount of Loans or Letters of Credit to be outstanding at any one time with respect to such Acquisition; and (d) with respect to a proposed Acquisition, whether or not the Borrower believes it will be a Friendly Acquisition and the
        -- ---
basis for such belief. It is understood and agreed that notwithstanding the provisions of this Section 6.6, the Banks shall make any Loan the proceeds of which are to be used to make a Friendly Acquisition if the requirements of
Article I hereof have been fulfilled with respect to the proposed Borrowing and if the conditions of Section 3.1 hereof have been met. Any Acquisition other than a Friendly Acquisition for which the proceeds of a Borrowing shall be used shall require the consent of the Majority Banks.


ARTICLE VII - NEGATIVE COVENANTS OF THE BORROWER
------------------------------------------------


          During the term of this Agreement and until the payment in full of any and all Obligations of the Borrower, without the consent of the Majority Banks given in accordance with Section 12.10:

          Section 7.1  Financial Covenants.  The Borrower agrees that it will
                       -------------------
not:

          A. Commencing with the fiscal year beginning January 1, 2001, permit the Borrower's Consolidated Tangible Net Worth to be less than the sum of (x) $530,000,000 plus (y) 25% of the Borrower's Consolidated Cumulative Net Income after December 31, 2000 (such required minimum net worth not to be reduced by any consolidated net loss during any such period).

          B. (i) At any time that the aggregate principal balance of Loans and Letters of Credit outstanding hereunder is less than $75,000,000, permit the Borrower's Consolidated Current Assets plus the amount available to the Borrower under committed (subject only to conditions precedent that are or could promptly be satisfied) but unfunded lines of credit (including amounts available hereunder) to be less than 130% of the Borrower's Consolidated Current Liabilities, and (ii) at any time that the aggregate principal balance of Loans and Letters of Credit outstanding hereunder is $75,000,000 or more, permit the Borrower's Consolidated Current Assets plus the amount available to the Borrower under committed (subject only to conditions precedent that are or could promptly be satisfied) but unfunded lines of credit (including amounts available hereunder) to be less than 100% of the Borrower's Consolidated Current Liabilities.

          C. Permit the Borrower's consolidated Contingent Liabilities to be more than 20% of its Consolidated Tangible Net Worth.

          D. Permit the Borrower's Interest Coverage Ratio for any fiscal quarter (measured at the end of such fiscal quarter) to be less than 2.0 to 1.0.

          Section 7.2  Indebtedness.  The Borrower agrees that it will not, and
                       ------------
will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Funded Indebtedness, other than Funded Indebtedness which, together with all other Funded Indebtedness of the Borrower and its Subsidiaries, does not exceed 300% of Consolidated Net Income Before Interest, Taxes, Depreciation and Amortization.

          Section 7.3  Liens.  The Borrower agrees that it will not, and will
                       -----
not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any lien (including any encumbrance or security interest) of any kind upon any of its assets, whether now owned or hereafter acquired, except:

          A. liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith, and liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the satisfaction of the Banks for the eventual payment thereof in the event it is found that such is payable by the Borrower or any of its Subsidiaries;

          B. liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds, or easements, rights of way, restrictions and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries nor materially and adversely affecting the value of the properties encumbered;

          C. material judgment liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

          D. liens existing on the Effective Date reflected in the latest balance sheet furnished to the Banks pursuant to Section 6.1A or any mortgage or lien which replaces an existing mortgage or other lien, provided the principal amount of the debt secured by the replacing mortgage or lien does not exceed the principal amount at the time of replacement of the existing mortgage or lien, or cover property different from the property covered by the existing mortgage or lien;

          E. liens and mortgages on the vessels owned or to be owned or chartered, or any shoreside facilities or equipment to be owned or leased by Matson or its Subsidiaries;

          F. the giving, simultaneously with or within ninety (90) days after the acquisition or construction of real property or tangible personal property, of any purchase money lien (including vendor's rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on real property or tangible personal property hereafter acquired or constructed and not heretofore owned by the Borrower or any of its Subsidiaries, or the acquiring hereafter of real property or personal tangible property not heretofore owned by the Borrower or any of its Subsidiaries subject to any then existing lien (whether or not assumed); provided, however, that in each such case (i) such lien is limited to such
--------  -------
acquired or constructed real or tangible personal property, and (ii) the principal amounts of the Indebtedness secured by each such lien, together (without duplication) with the principal amount of all other Indebtedness secured by liens on such property, shall not exceed 100% of the cost (which shall be deemed to include the amount of Indebtedness secured by liens, including existing liens, on such property) of such property to the Borrower or any of its Subsidiaries;

          G. liens incurred in the ordinary course of the Borrower's property development activities not in excess, in the aggregate, of eighty-five million dollars ($85,000,000) plus an additional five million dollars ($5,000,000) for each completed calendar year commencing with the year ended December 31, 2001, provided that each lien permitted by this Section 7.3G shall be limited to such real and personal property secured thereby and the aggregate principal amounts of the debt secured by each such lien, together with the principal amount of all other debt secured by liens on such property, shall not exceed one-hundred percent (100%) of the cost (which cost shall be deemed to include the amount of debt secured by liens, including existing liens, on such property) of such property to the Borrower;

          H. other liens, charges or encumbrances incidental to the conduct of the business of the Borrower and its Subsidiaries or the ownership of their property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit and which do not in the aggregate materially detract from the value of their property or assets or materially impair the use thereof in the operation of their businesses.

          Section 7.4  Sale of Assets.  The Borrower agrees that it will not,
                       --------------
and Borrower agrees that it will not permit Matson or any Subsidiary of Matson to, sell the accounts, contract rights or receivables pertaining to its business or sell, lease, abandon or otherwise dispose of, directly or indirectly, its assets or any portion thereof except in the ordinary course of business; provided, however, that the Borrower, Matson or any Subsidiary of
          --------  -------
Matson may discontinue or sell the operations of any division of its business (other than discontinuing or selling the Borrower's HC&S division substantially in its entirety), or otherwise may dispose of any operation, right, privilege or property, if management shall deem the same advisable in the interest of the business of the Borrower and of Matson and Matson's Subsidiaries, subject to the provisions of Section 7.5 hereof, and subject to the further provisions that, (i) in any fiscal year, the aggregate value of all such dispositions not in the ordinary course of business shall not exceed twenty percent (20%) of Consolidated Total Assets, and (ii) from and after September 30, 1996, the aggregate value of all such dispositions not in the ordinary course of business shall not exceed three hundred sixty million dollars ($360,000,000), provided
                                                                     --------
that at any time such assets disposed of since the beginning of the most recently ended fiscal year shall not have contributed more than an average of twenty percent (20%) of Borrower's Consolidated Net Income during the two most recently ended fiscal years and, provided further that the proceeds of any such
                                 -------- -------
dispositions in excess of one hundred million dollars ($100,000,000) after September 30, 1996 shall be applied to the repayment of Funded Indebtedness. Sales of assets from the Borrower's property management and development activities, and sales of marketable securities owned by the Borrower and that are not securities issued by a Subsidiary shall be deemed within the ordinary course of business.

          Section 7.5  Consolidation, Merger, Etc.  The Borrower agrees that it
                       --------------------------
will not, and agrees it will not permit either Matson or any Subsidiary of Matson to, consolidate or merge with, or sell (whether in one transaction or in a series of transactions) all or substantially all of its assets to any Person, except that Matson and any Subsidiary of Matson may merge with or transfer assets to one another, the Borrower, or any other Subsidiary; provided, that after such merger or transfer such other Subsidiary shall be subject to the provisions of Article VII hereof.

          Section 7.6  Investment, Advances and Guarantees.  The Borrower
                       -----------------------------------
agrees that it will not, and Borrower agrees it will not permit Matson or any Subsidiary of Matson to, advance funds to (by way of loan) or to incur any Indebtedness with respect to the obligations of, any Person (other than (i) the Borrower, or a Subsidiary, (ii) employees thereof in connection with customary employee benefit arrangements, (iii) owner trusts and similar title holding entities used in transactions to finance vessels, shoreside facilities or equipment and other facilities to be operated by the Borrower, Matson or any Subsidiary of Matson or (iv) partnerships or joint ventures in which the Borrower and/or any Subsidiary is a partner or joint venturer), or make any Acquisition other than a Friendly Acquisition.

          Section 7.7  Subsidiary Ownership.  The Borrower agrees that it will
                       --------------------
not, except for directors' qualifying shares (if required), directly or indirectly sell, assign, pledge or otherwise transfer (except to a subsidiary) any indebtedness of or claim against Matson or any Subsidiary of Matson or any shares of stock or securities of Matson or any Subsidiary of Matson; and Borrower will not permit Matson or any Subsidiary of Matson to sell, assign, pledge or otherwise transfer (except to the Borrower, Matson or a Subsidiary of Matson) any Indebtedness of or claim against the Borrower, Matson or any Subsidiary of Matson or any shares of stock or securities of Matson or any Subsidiary of Matson, except pursuant to a transaction permitted under Section
7.4 or 7.5 of this Agreement.

          Section 7.8  Dividends, Redemptions.  The Borrower agrees that it
                       ----------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          A. Declare or pay any dividend or other distribution on any class of its capital stock or other equity interests, redeem or repurchase any such interests or make any other distribution on account of any such interests (all of the foregoing being "Restricted Payments"), except that the Borrower may make Restricted Payments in any amount so long as (i) no Event of Default or Unmatured Event of Default shall then be existing or be existing after giving effect to any such Restricted Payment, and (ii) any such Restricted Payment will not violate any applicable law or regulation, including Regulation U of the Board of Governors of the Federal Reserve System.

          B. Redeem, retire, purchase or otherwise acquire beneficially any shares of any class of its own stock, or any stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, or set apart any sum for any such purposes, except that the Borrower may redeem, retire, or repurchase its own shares, if such shares are immediately retired and canceled, or if the Borrower delivers to the Agent an opinion of counsel in form and substance reasonably satisfactory to the Majority Banks that failure to retire and cancel such shares will not result in the Banks being involved in a violation of Regulation U of the Board of Governors of the Federal Reserve System; provided,
                                                                      --------
however, that the preceding requirements pertaining to cancellation or
-------
retirement or the provision of an opinion of counsel shall not apply to shares being redeemed, retired or repurchased pursuant to an employee benefit plan, or to options granted employees in the ordinary course of business.

          On and after the date, if any, on which Consolidated Tangible Net Worth declines to an amount equal to $50,000,000 below the amount then permitted under Section 7.1A(i), the Borrower shall be prohibited from reacquiring such shares as aforesaid. Notwithstanding the provisions of the preceding sentence, the Borrower may reacquire shares as aforesaid when Consolidated Tangible Net Worth has declined to an amount more than $50,000,000 below the amount then permitted under Section 7.lA(i), but the aggregate net consideration paid by the Borrower for such reacquisitions shall not exceed $1,000,000 and each such reacquisition shall be only pursuant to an employee benefit plan or to options granted employees in the ordinary course of business. When Consolidated Tangible Net Worth has once again increased to the amount then permitted under Section 7.lA(i), the Borrower may reacquire such shares as aforesaid, in any amount that will not result in Consolidated Tangible Net Worth declining to more than $50,000,000 below the amount then permitted under Section 7.lA(i). Upon any such reacquisition, in any amount, the Borrower shall once again become subject to the provisions of the first sentence of this paragraph.

          Section 7.9  Release of Restrictions.  The restrictions of Sections
                       -----------------------
7.3 and 7.4 shall not apply to any Margin Stock or Publicly Traded Securities owned by the Borrower or its Subsidiaries to the extent the value of such Margin Stock and Publicly Traded Securities exceeds 25% of the value of the total assets of the Borrower and its Subsidiaries.


ARTICLE VIII - EVENTS OF DEFAULT
--------------------------------

          Section 8.1  Events of Default.  If one or more of the following
                       -----------------
described events shall occur ("Event of Default"):

          A. The Borrower shall fail to pay interest or any part thereof within three (3) days of the same becoming due or shall fail to pay any principal or any part thereof on the day the same becomes due; or

          B. The Borrower shall fail to perform or observe any of the provisions contained in Article VII hereof; or

          C. The Borrower shall fail to perform or observe any of the provisions contained in any other Article of this Agreement and such failure shall continue for more than thirty (30) days after the Agent gives the Borrower Notice of such failure; or

          D. Any material representation or warranty made herein or in any writing delivered or furnished pursuant to this Agreement or to induce the Banks to amend or waive any provisions of this Agreement or to extend the Termination Date, shall prove to have been false or incorrect in any material respect, or omits to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading, on the date as of which made; or

          E. The Borrower shall (i) cause a default in any required payment to be made, beyond any applicable grace period, or cause a material default in the performance of any other term, covenant or condition, beyond any applicable grace period, such default in any required payment or such material default in the performance of any other term, covenant or condition being as defined in any evidence of Funded Indebtedness, with a remaining unpaid principal amount of $5,000,000 or more made or issued by the Borrower or under any indenture, agreement or other instrument under which the same may be issued, or (ii) permit any Significant Subsidiary to cause a default in any required payment to be made, beyond any applicable grace period, as defined in any evidence of Funded Indebtedness, with a remaining unpaid principal amount of $5,000,000 or more made or issued by any Significant Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, or (iii) cause, or permit any Significant Subsidiary to cause, any event which may result in the holder or holders of any Funded Indebtedness, with a remaining unpaid principal amount of $5,000,000 or more made or issued by the Borrower or any Significant Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default shall be waived, except where the Borrower or such Significant Subsidiary is contesting or disputing in good faith that such a default has occurred, provided that with respect to any such event caused by a Significant Subsidiary other than a default in a required payment, acceleration of the Funded Indebtedness shall have occurred; or

          F. The Borrower or any Significant Subsidiary shall be the subject of an order for relief entered by any United States Bankruptcy Court, or shall be adjudicated a bankrupt or insolvent, or shall fail to pay its debts as they generally come due, or make an assignment for the benefit of creditors; or the Borrower or any Significant Subsidiary shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or any Significant Subsidiary, as the case may be, and such appointment shall continue undischarged for a period of sixty (60) days; or the Borrower or any Significant Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any Significant Subsidiary and shall remain undismissed for a period of ninety (90) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Significant Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy; or

          G. A final judgment for money, in excess of $5,000,000 not covered by insurance where the insurer has admitted coverage in writing and the insurer is reasonably satisfactory to the Majority Banks, shall be rendered against the Borrower or any Significant Subsidiary and if, within sixty (60) days after entry thereof, such judgment shall not have been discharged, satisfied or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged or satisfied; or

          H. (i) Any material Reportable Event, which the Majority Banks determine in good faith constitutes grounds for the termination of any Plan or Plans by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Plans, shall have occurred and be continuing thirty (30) days after written notice of such determination by the Majority Banks shall have been given to the Borrower, or
(ii) a decision shall have been made by either Borrower, any of their respective Subsidiaries or any member of the Controlled Group to terminate, file a notice of termination with respect to, or withdraw from, any Plan or Plans, or (iii) a trustee shall be appointed by the appropriate United States District Court to administer any Plan or Plans, or (iv) the PBGC shall institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, and in case of the occurrence of any event described in the preceding clauses (i), (ii), (iii) and (iv) of this subsection 8.lH, the aggregate amount of either or both Borrower' liability to the PBGC under Sections 4062, 4063 and 4064 of ERISA as determined in good faith by the Majority Banks could exceed 5% of Consolidated Tangible Net Worth of the Borrower, and such liability is not covered in full, for the benefit of the Borrower, by insurance;

          THEN, or at any time thereafter:

          (1) Where the Borrower is in default under the provisions of Section 8.1F, the commitment to make the Loans (except the obligation to pay any issued and outstanding Letter of Credit drawn prior to its expiration), and the Agent's obligation to issue Letters of Credit, shall terminate, and the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, the amount of all Letters of Credit issued and outstanding, and all other amounts payable hereunder shall automatically become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (2) In any other case referred to in this Section 8.1, the Agent may, at its option, or shall, if directed by the Majority Banks, by written notice to the Borrower, terminate its obligation to issue Letters of Credit, and the Majority Banks may, at their option, by written notice to the Borrower through the Agent, terminate the Commitments of the Banks to make the Loans (except the obligation to pay any issued and outstanding Letter of Credit which is drawn prior to its expiration) and/or declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, the amount of all Letters of Credit issued and outstanding, and all other amounts payable hereunder shall automatically become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower. In the case of either (1) or (2) above, the Banks may immediately, and without expiration of any period of grace, enforce payment of all Obligations of the Borrower to it under this Agreement and under the Notes.

          Any declaration made pursuant to subparagraph (2) above of this
Section 8.1 is subject to the condition that, if at any time after the principal of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon the Notes and all other Obligations owed to the Banks (except that principal of the Notes which by such declaration shall have become payable) shall have been duly paid, and every other Event of Default shall have been made good, waived or cured, then and in every such case the Majority Banks may, by written notice to the Borrower, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon. All such amounts paid by the Borrower on account of any issued and outstanding Letter of Credit shall be repaid without interest to the Borrower if such Letter of Credit expires without having been drawn, and if the Borrower has paid all sums required to be paid by the Borrower hereunder.

          (3) The Agent may demand that the Borrower immediately cash collateralize the then outstanding amount of all Letters of Credit (in an amount equal to such outstanding amount) by pledging and depositing with the Agent, for the benefit of the Agent and the Banks, as collateral for such outstanding Letters of Credit, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent.

ARTICLE IX - DEFINITIONS
------------------------

          Section 9.1  Certain Definitions.  As used herein, and unless
                       -------------------
otherwise defined herein, the following terms shall have the following respective meanings:

          "Acquisition":  shall mean the acquisition by a Borrower or any
           -----------
Subsidiary (i) of a number of the shares of the capital stock or other securities of any Person such that at the consummation of the acquisition such Person will thereby become a Subsidiary, or (ii) the purchase of all or any substantial division or portion of the assets of any other Person, in either case in exchange for cash and/or shares of capital stock or other securities of a Borrower or any other Person.

          "Affected Bank":  shall mean any Bank affected by any event described
           -------------
in the first sentence of any of the first paragraph of Section 2.2, the second paragraph of Section 2.2, or Section 2.4.

          "Agreement":  shall mean this Third Amended and Restated Revolving
           ---------
Credit and Term Loan Agreement and all future amendments and supplements, if any, thereto.

          "Borrower": shall mean Alexander & Baldwin, Inc., a Hawaii
           --------
corporation.

          "Borrowing": shall mean a borrowing by the Borrower, or the drawing
           ---------
of a Letter of Credit, from the Banks severally, pursuant to Article I.

          "Borrowing Date":  shall mean the date on which a Borrowing is, or is
           --------------
to be, consummated, as the context may indicate.

          "Business Day":  shall mean a day, other than Saturday, upon which
           ------------
banks in the states of Hawaii, California, New York and Washington are open to conduct their regular banking business.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commitment": shall mean, when used with reference to any Bank at the
           ----------
time any determination thereof is to be made, the amount of such Bank's commitment hereunder to extend credit to the Borrower by means of Loans and Letters of Credit, which shall be the amounts set forth in Schedule I, as from time to time reduced by the amount of any permanent reduction in such amount made pursuant to Section 1.4, or increased pursuant to Section 1.1B or Section 2.5.

          "Consolidated Cumulative Net Income":  shall mean the aggregate
           ----------------------------------
Consolidated Net Income of the Borrower for the fiscal period(s) in question.

          "Consolidated Current Assets":  shall mean those assets of the
           ---------------------------
Borrower and its Subsidiaries determined on a consolidated basis which would, in accordance with GAAP, be classified as current assets of a corporation conducting a business the same as or similar to the business of the Borrower and its Subsidiaries.
`
          "Consolidated Current Liabilities":  shall mean Indebtedness of the
           --------------------------------
Borrower and its Subsidiaries determined on a consolidated basis which would, in accordance with GAAP, be classified as current liabilities of a corporation conducting a business the same as or similar to the business of the Borrower and its Subsidiaries.

          "Consolidated Interest Expense":  shall mean the sum of all amounts
           -----------------------------
that would, in accordance with GAAP, be deducted in computing Consolidated Net Income for such period on account of interest, including without limitation, imputed interest in respect of capitalized lease obligations, fees in respect of letters of credit and bankers' acceptance financing and amortization of debt discount and expense.

          "Consolidated Net Income":  shall mean the net income of the Borrower
           -----------------------
and its Subsidiaries determined on a consolidated basis in accordance with GAAP excluding (net of applicable taxes and expenses thereto): (i) gains in excess of losses resulting from the sale, conversion, exchange or disposition of capital assets (i.e., assets other than current assets) other than gains or losses resulting from the sales of purchased or developed real property sold for cash, cash equivalents or other property or tangible assets by the Borrower or any Subsidiary engaged in real-estate activities in the ordinary course of its property management and development activities; (ii) gains resulting from the write-up of assets to the extent permitted under GAAP; (iii) losses resulting from the write-down of impaired assets in accordance with GAAP;
(iv) equity of the Borrower or its Subsidiaries in the unremitted earnings of any company or entity not required to be consolidated with the Borrower under GAAP; (v) losses resulting from the write-down of intangible assets, including goodwill, as required under GAAP; (vi) net income, gains or losses resulting from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events, from any cumulative changes in statutory tax rates, or from any prior period adjustments, all determined in accordance with GAAP.

          "Consolidated Net Income Before Taxes":  shall mean Consolidated Net
           ------------------------------------
Income plus the sum of all deferred and current federal, state, local and foreign taxes that are deducted in accordance with GAAP in computing Consolidated Net Income for such period.

          "Consolidated Net Income Before Interest, Taxes, Depreciation and
           ----------------------------------------------------------------
Amortization":  shall mean Consolidated Net Income plus the sum of all
------------
(i)Consolidated Interest Expense, (ii) all deferred and current federal, state, local and foreign taxes, (iii) depreciation expenses, and (iv) amortization expenses that are deducted in accordance with GAAP in computing Consolidated Net Income for such period.

          "Consolidated Tangible Net Worth":  shall mean the consolidated
           -------------------------------
Shareholders Equity of the Borrower and its Subsidiaries, determined in accordance with GAAP, less all Intangibles.

          "Consolidated Total Assets":  shall mean the Borrower's consolidated
           -------------------------
total assets, determined in accordance with GAAP.

          "Contingent Liabilities":  shall mean, (i) Indebtedness of any Person
           ----------------------
(other than the Borrower or any of its Subsidiaries) guaranteed by the Borrower or any of its Subsidiaries, (ii) any contingent liability of the Borrower or any of its Subsidiaries arising from any litigation that, pursuant to FASB Statement No. 5 (or any successor thereto), is required to be reported in the notes to the Borrower's consolidated financial statements referred to in
Section 6.1A(iii) hereof and (iii) Indebtedness of any partnership or joint venture in which the Borrower or any of its Subsidiaries is a venturer or a partner, for which the ratio of such partnership's or joint venture's Indebtedness to its Consolidated Tangible Net Worth is greater than 4 to 1.

          "Controlled Group":  shall mean a "controlled group of corporations"
           ----------------
as defined in Section 1563(a) of the Code, as amended, determined without regard to Section 1563(a)(4) and 1563(e)(3)(C) of the Code, of which the Borrower is a part.

          "Conversion":  shall mean a conversion of a Loan into a Prime Loan or
           ----------
Eurodollar Loan, as the case may be, pursuant to Section 1.8 (including any such conversion made as a result of the operation of the last sentence of
Section 1.7B) or Article II.

          "Conversion Date":  shall mean the date on which a conversion is, or
           ---------------
is to be, consummated, as the text may indicate.

          "Date":  shall mean, with respect to any stock redemption, retirement
           ----
or repurchase permitted under Section 7.8B, the last day of the calendar quarter immediately preceding the calendar quarter in which such redemption, retirement or repurchase is consummated, if the same is consummated on or before the day on which one-half of such calendar quarter has elapsed, and the last day of the calendar quarter in which such redemption, retirement or repurchase was consummated, if the same was consummated after the day on which one-half of such calendar quarter has elapsed.

          "Dollars" and "$":  shall mean lawful money of the, United States of
           -------       -
America.

          "Domestic Business Day":  shall mean a day on which the Banks and the
           ---------------------
Borrower are customarily open, at their respective addresses specified herein, for the purpose of conducting business.

          "Effective Date" shall mean November 30, 2001.  The effective
           --------------
date of any amendment hereto shall be set forth in such amendment.

          "ERISA":  shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the
           ---------------
same controlled group of corporations as the Borrower within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Borrower within the meaning of section 414(c) of the Code.

          "Eurodollar Business Day":  shall mean a Domestic Business Day on
           -----------------------
which dealings are carried on in the London Interbank Eurodollar Market.

          "Eurodollar Interest Period":  shall mean, as to any Eurodollar Loan,
           --------------------------
the period beginning on the Borrowing Date, Conversion Date or Extension Date, as the case may be, for such Loan and ending one, two or three months (as the Borrower shall request) after such Borrowing Date, Conversion Date or Extension Date; provided, however, that if a Eurodollar Interest Period would otherwise
      --------  -------
expire on a non-Eurodollar Business Day, such Eurodollar Interest Period shall expire on the next succeeding Eurodollar Business Day unless such day falls in another calendar month, in which case such Eurodollar Interest Period shall expire on the next preceding Eurodollar Business Day; and provided, further,
                                                          --------  -------
that no Eurodollar Interest Period shall extend beyond the Final Maturity Date or shall be of such duration as to require, after giving effect to all Eurodollar Interest Periods then in effect, the Borrower to prepay any Eurodollar Loan in order to make the scheduled amortization payments under any Term Note.

          "Eurodollar Loans" and "Eurodollar Loan":  shall mean, respectively,
           ----------------
(i) any Loans during any period in which such Loans bear interest at a rate based upon the Eurodollar Rate, and (ii) a single such Loan.

          "Eurodollar Rate":  shall mean, at the time any determination thereof
           ---------------
is to be made and for any Eurodollar Interest Period, the rate per annum (rounded up to the nearest .05%) determined by the following definition of Libor Rate. "Libor Rate" is the rate per annum at which the Agent is offered deposits in Dollars by prime banks in the London Interbank Eurodollar Market as of 11:00 a.m., London time, on the day which is two Eurodollar Business Days prior to the beginning of such Eurodollar Interest Period, for delivery in immediately available funds on the first day of such Eurodollar Interest Period, in the amount of the Agent's share of proposed Loan and for a period equal to such Eurodollar Interest Period.

          "Eurodollar Reserve Requirement":  shall mean the then maximum
           ------------------------------
effective rate per annum (expressed as a percentage) as determined by each Bank of the reserve requirement, if any, imposed (pursuant to Regulation D) by the Board of Governors of the Federal Reserve System on such Bank's "Eurocurrency Liabilities" (as used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Libor Rate" contained in the definition of "Eurodollar Rate" or
(ii) any category of extensions of credit or other assets which include Eurodollar Loans.

          "Event of Default":  shall mean each of those events specified in
           ----------------
Section 8.1.

          "Excluded Liabilities":  shall mean indebtedness of any partnership
           --------------------
or joint venture in which the Borrower or any of its Subsidiaries is a venturer or partner.

          "Existing Agreement":  shall have the meaning assigned to it in
           ------------------
paragraph D of the Preliminary Statements to this Agreement.

          "Extension":  shall mean an extension of a Eurodollar Loan, as the
           ---------
case may be, pursuant to Section 1.7B.

          "Extension Date":  shall mean the date on which an Extension is, or
           --------------
is to be, consummated, as the context may indicate.

          "Fees": shall mean the Facility Fees, the Restructuring Fees, the
           ----
Renewal Fees, the Letter of Credit Fees, and any all other fees due and payable by the Borrower to the Agent and/or the Banks under this Agreement.

          "Final Maturity Date":  shall mean the date on which the fourth and
           -------------------
final installment of a Term Loan shall be due, as calculated pursuant to
Section 1.6 hereof.

          "Friendly Acquisition":  shall mean an Acquisition which is not
           --------------------
opposed by the management of the Person whose securities or assets are to be acquired.

          "Funded Indebtedness":  of any Person shall mean the Indebtedness
           -------------------
evidenced by the Notes and all other Indebtedness which matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date, excluding, however, all leases not
                                             ---------  -------
required under FASB 13 to be capitalized.

          "GAAP":  shall mean generally accepted accounting principles applied
           ----
on a basis consistent with those followed in the preparation of the financial statements referred to in Section 6.1 unless otherwise indicated.

          "Indebtedness":  shall mean, as to the Borrower, all items of
           ------------
indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of the Borrower as of the date as of which indebtedness is to be determined and shall also include all indebtedness and liabilities of others (other than the Borrower or any of its Subsidiaries) assumed or guaranteed by the Borrower or in respect of which the Borrower is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise, excluding, however, Contingent Liabilities and Excluded Liabilities.
           ---------  -------

          "Intangibles":  shall mean any intellectual properties, goodwill
           -----------
(including any amounts, however designated, representing the cost of acquisition of business and investments in excess of underlying tangible assets), unamortized debt discount and expense, deferred research and development costs and other assets treated as intangible assets under GAAP.

          "Interest Coverage Ratio":  for any fiscal quarter shall mean, as to
           -----------------------
the Borrower, the sum of (i) the Borrower's Consolidated Net Income Before Taxes for the four immediately preceding fiscal quarters, and (ii) the Borrower's Consolidated Interest Expense for the four immediately preceding fiscal quarters, divided by the Borrower's Consolidated Interest Expense for the four immediately preceding fiscal quarters.

          "Interest Rate":  shall mean the rate or rates of interest determined
           -------------
as provided in Section 1.7.

          "Letter of Credit": shall have the meaning described in Section 1.14.
           ----------------

          "Letters of Credit Expiration Date": shall have the meaning described
           ---------------------------------
in Section 1.14.

          "Loans":  shall mean the Revolving Loans and the Term Loan as both
           -----
terms are herein defined in Sections 1.1 and 1.5, respectively.

          "London Interbank Eurodollar Market":  shall mean the London
           ----------------------------------
interbank market of Dollars for deposit.

          "Majority Banks": shall mean, at the time any determination thereof
           --------------
is to be made, (i) the holders of at least 65% of the aggregate unpaid principal balance of the Notes and the aggregate amount of all outstanding Letters of Credit or, if no Loans or Letters of Credit are at the time outstanding, Banks whose Commitments aggregate at least 65% of the Total Commitment, and (ii) the numeric majority of the Banks; provided, however,
                                                        --------  -------
in the case of a determination made by the Banks with respect to a Borrowing pursuant to Section 2.1, the Majority Banks in such Borrowing shall mean Banks which would make 65% of the aggregate principal amount of the Loans in such Borrowing if such Borrowing were made as requested by the Borrower in the Notice to the Agent requesting such Borrowing.

          "Margin Stock":  shall have the meaning assigned to it in Regulation
           ------------
U of the Board of Governors of the Federal Reserve System.

          "Matson":  shall mean the Borrower's Subsidiary, Matson Navigation
           ------
Company, Inc., a Hawaii corporation, and the subsidiaries of Matson Navigation Company, Inc..

          "Maturity Date":  shall mean, when used with reference to any
           -------------
outstanding or requested Borrowing, a date on or before the Final Maturity Date, as selected by the Borrower pursuant to Section 1.10, on which a Eurodollar Interest Period shall expire.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer
           ------------------
plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Nonordinary Dividends":  shall mean dividends paid out of net income
           ---------------------
from transactions not in the ordinary course of business. Net income from sales of assets of the Borrower's property management and development activities shall be deemed net income from transactions in the ordinary course of business.

          "Normal Year":  shall mean any fiscal year of the Borrower in which
           -----------
its consolidated net income (excluding cumulative effects of accounting changes and excluding consolidated net income derived from transactions not in the ordinary course of business) is $20,000,000 or more and in which actual Consolidated Tangible Net Worth is equal to or greater than Consolidated Tangible Net Worth then permitted under Section 7.1A(i).

          "Note" or "Notes":  shall mean in the singular, a Revolving Credit
           ----      -----
Note or a Term Note, and in the plural, the Revolving Credit Notes and the Term Notes as both terms are herein defined in Sections 1.2 and 1.6, respectively.

          "Notice":  shall mean a notice given by telex, facsimile, telegram or
           ------
telecopier, or by telephone by an authorized representative of the Borrower (confirmed in writing promptly thereafter), which notice if from the Borrower, is given at a time (or on a day) prior to 9:30 a.m., Hawaii Standard Time, on the day such Notice is required or permitted.

          "Obligations":  shall mean and include all loans, advances, debits,
           -----------
liabilities, obligations, letters of credit or acceptance transactions, trust receipt transactions, or any other financial accommodations, howsoever arising, owing by the Borrower to the Banks, of every kind and description (whether or not evidenced by any note or other instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter in all cases arising pursuant to the terms of this Agreement and the Notes, including, without limitation, all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to the Borrower pursuant to Section 6.5 hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
           ----
successor or replacement entity thereto under ERISA.

          "Person":  shall mean any natural person, corporation, firm,
           ------
association, government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

          "Plan":  shall mean any employee pension benefit plan subject to
           ----
Title IV of ERISA and maintained by the Borrower, any of its Subsidiaries, or any member of a Controlled Group, or any such plan, to which the Borrower, any of its Subsidiaries or any member of a Controlled Group is required to contribute on behalf of any of its employees.

          "Prime Loans" and "Prime Loan":  shall mean respectively, (i) any
           -----------       ----------
Loans during any period in which such Loans bear interest at a rate based upon the Prime Rate, and (ii) a single such Loan.

          "Prime Rate":  shall mean the higher of (i) the federal funds rate
           ----------
for borrowings by national banks as determined by the Agent plus one-half of one percent (1/2%) or (ii) the lending rate of interest per annum announced publicly by First Hawaiian Bank from time to time as its "Prime Interest Rate", which rate shall not necessarily be the best or the lowest rate charged by First Hawaiian Bank from time to time. In the event that any time or times the prime interest rate is discontinued and replaced by First Hawaiian Bank by a comparable rate (hereinafter called the "Comparable Rate"), then for purposes hereof, the Comparable Rate shall be substituted in place of the discontinued rate; provided, however that if there is no replacement of the discontinued rate by a Comparable Rate, then the discontinued rate shall be replaced by the primary index rate from time to time established by First Hawaiian Bank for the guidance of its lending officers in pricing commercial loans.

          "Proportional Share":  shall mean, at the time any determination
           ------------------
thereof is to be made, and when used with reference to any Bank and any Borrowing, an amount equal to the product obtained by multiplying the amount of such Borrowing by the following fraction:

                         Such Bank's then unused Commitment
                         ----------------------------------
                          The then unused Total Commitment.

          "Publicly Traded Securities":  shall have the meaning assigned to it
           --------------------------
in Section 220.7(a) of Regulation T of the Board of Governors of the Federal Reserve System.

          "Regulation D":  shall mean Regulation D promulgated by the Board of
           ------------
Governors of the Federal Reserve System.

          "Regulatory Change":  shall mean, with respect to any Bank, any
           -----------------
change an or after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Regulatory Requirement":  shall mean any of the following:  any
           ----------------------
change in, or enactment of, any applicable (i) law or governmental regulation, or (ii) governmental requirement, rule, guideline or order, or (iii) governmental or judicial interpretation of any of the foregoing.

          "Reportable Condition": shall mean any internal control matter which
           --------------------
is required to be reported by the Borrower's independent auditor to the Audit Committee of the Board of Directors of the Borrower in accordance with Generally Accepted Auditing Standards.

          "Reportable Event":  shall mean a reportable event as defined in
           ----------------
Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

          "Restricted Payments":  shall have the meaning specified in
           -------------------
Section 7.8A.

          "Significant Subsidiary":  shall mean any Subsidiary of the Borrower,
           ----------------------
other than McBryde Sugar Company, Ltd., the net worth of which constitutes 5% or more of the Consolidated Tangible Net Worth of the Borrower.

          "Subsidiary":  shall mean, as to the Borrower, any other company,
           ----------
whether operating as a corporation, joint venture, partnership, limited liability company or other entity, which is consolidated with the Borrower in accordance with GAAP.

          "Taxes":  shall mean taxes, levies, imposts, duties or other charges
           -----
of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any such charges on or measured by the net income, net worth or shareholders, capital of a Bank pursuant to the income tax laws of the jurisdiction where such Bank's principal or lending office is located.

          "Termination Date":  shall mean November 30, 2004, or the Date to
           ----------------
which such date is extended from time to time as provided in Section 1.1B hereof.

          "Transferred Assets":  shall have the meaning assigned to it in
           ------------------
paragraph B of the Preliminary Statements to this Agreement.

          "Unmatured Event of Default":  shall mean an event, act or occurrence
           --------------------------
which with the giving of notice or the lapse of time, or with both thereof, would become an Event of Default, other than Events of Default described in
Section 8.1D.

          Section 9.2  Accounting Terms.  All accounting terms not specifically
                       ----------------
defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section
4.5 hereof, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


ARTICLE X - PARTICIPATIONS; SETOFFS
-----------------------------------

          Each Bank may sell participations in all or any part of any Loan or Loans made by it to another bank or other entity without the consent of any other party hereto, in which event the participant shall not have the rights under this Agreement or such Bank's Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower under Articles I and II hereof shall be determined as if such Bank had not sold such participation. In addition, each Bank shall have the right at any time to sell, assign, transfer, or negotiate all or part of the Obligations of the Borrower outstanding under this Agreement or its Notes evidencing such Obligations to such Bank, and the Borrower hereby acknowledge and agree that any such disposition will give rise to a direct obligation of the Borrower to the assignee and the assignee shall for all purposes, where relevant, hereof be considered to be a Bank; provided, however,
                                                             --------  -------
that no assignment with respect to Loans maturing more than 180 days after the date of such assignment shall be effective without the prior written consent of the Borrower, which consent shall not be unreasonably withheld; and provided
                                                                    --------
further that, with respect to assignments of Loans maturing 180 days or less
-------
after the date of such assignment undertaken without the consent of the Borrower, all amounts payable by the Borrower under Articles I and II shall be determined as though such assignment had not occurred. The Borrower hereby authorizes each such assignee, each Bank and each participant in case of default by the Borrower hereunder to proceed directly by right of setoff, banker's lien or otherwise against any assets of the Borrower which may at the time of such default be in the hands of such Bank or such participant to the full extent of its interest in the Obligations.

ARTICLE XI - RIGHTS AND DUTIES OF THE AGENT AND THE BANKS
---------------------------------------------------------

          Section 11.1  Obligations Several.  The obligations of the Banks
                        -------------------
hereunder shall be several and the failure of one Bank to perform hereunder shall not relieve any other Bank from such other Bank's obligation to perform, nor shall such other Bank be required to increase its obligation hereunder.

          Section 11.2  Appointment and Duties of Agent; Agent's Fee.  The
                        --------------------------------------------
parties hereto agree that First Hawaiian Bank, a Hawaii corporation shall act, subject to the terms and conditions of this Article XI, as the Agent for the Banks, and to the extent set forth herein each of the Banks hereby irrevocably appoints, authorizes, empowers and directs the Agent to take such action on its behalf and to exercise such powers as are specifically delegated to the Agent herein in connection with the administration and enforcement of any rights or remedies with respect to this Agreement and the Notes. The general administration of the Loans and Letters of Credit hereunder shall be with the Agent. It is expressly understood and agreed that the obligations of the Agent hereunder are only those expressly set forth in this Agreement. The Agent shall use reasonable diligence to examine the face of each document received by it hereunder to determine whether such document, on its face, appears to be what it purports to be. However, the Agent shall not be under any duty to examine into or pass upon the validity or genuineness of any documents received by it hereunder and the Agent shall be entitled to assume that any of the same which appears regular on its face is genuine and valid and what it purports to be.

          In consideration of the Agent's assumption of the duties and obligations as Agent hereunder, the Borrower shall pay to the Agent an Agent's Fee to be agreed to by and between the Borrower and the Agent. The Agent's Fee shall be for the benefit of and payable to the Agent only and shall not be shared with any of the Banks.

          Section 11.3  Discretion and Liability of Agent.  Subject to Sections
                        ---------------------------------
11.4 and 11.6 hereof, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it under this Agreement or otherwise, or with respect to taking or refraining from taking any action or actions which it may be able to take under this Agreement. Neither the Agent nor any of its directors, officers, employees, agents or representatives shall be liable to any Bank for any action taken or omitted by them hereunder or in connection herewith, except for its or
their own gross negligence or willful misconduct.   The Agent shall incur no
liability under, or in respect of, this Agreement, by acting upon a notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

          Section 11.4  Event of Default.  The Agent shall be entitled to
                        ----------------
assume that no Event of Default or Unmatured Event of Default, or both, has occurred and is continuing, unless the Agent has actual knowledge of such facts or has received notice from a Bank in writing that such Bank considers that an Event of Default or an Unmatured Event of Default has occurred and is continuing and which specifies the nature thereof.

          In the event that the Agent shall acquire actual knowledge of any Event of Default or Unmatured Event of Default or both, the Agent shall promptly notify (either orally or in writing) the Banks of such Event of Default or Unmatured Event of Default and may, or if requested in writing by the Majority Banks shall, take such action and assert such rights as are contemplated under this Agreement. The Agent shall be indemnified pro rata by the Banks against any liability or expenses, including reasonable counsel fees, incurred in connection with taking such action.

          Section 11.5  Consultation.  The Agent in good faith may consult with
                        ------------
legal counsel or an accountant selected by it and shall be entitled to rely fully upon any opinion of such counsel or accountant in connection with any action taken or suffered by Agent in accordance with such opinion.

          Section 11.6  Communications to and from Agent.  Whenever any notice,
                        --------------------------------
approval, consent, waiver, or other communication or action is required or may be delivered by the Banks hereunder, action by the Agent shall be effective for all purposes hereunder; provided, that upon any occasion requiring or
                        --------
permitting an approval, consent, waiver, election or other action on the part of the Banks, unless action by the Agent alone is expressly permitted hereunder, action shall be taken by the Agent for and on behalf or for the benefit of all the Banks upon the direction of the Majority Banks or all of the Banks, as applicable. The Borrower may rely on any communication from the Agent hereunder and need not inquire into the propriety of or authorization for such communication. Upon receipt by the Agent from the Borrower or any Bank of any communication calling for an action on the part of the Banks, the Agent will, in turn, promptly inform the other Banks in writing of the nature of such communication.

          Section 11.7  Limitations of Agency.  Notwithstanding anything in
                        ---------------------
this Agreement or any of the other related documents, expressed or implied, it is agreed by the parties hereto that the Agent will act hereunder and under the related documents as Agent solely for the Banks and only to the extent specifically set forth herein, and will, under no circumstances, be considered to be an agent or fiduciary of any nature whatsoever in respect of any other Person. The Agent may generally engage in any kind of banking or trust business with the Borrower as if it were not the Agent and shall include its own pro rata share of the Total Commitment in all calculations hereunder, with respect to which pro rata share it may act or omit to act as if it were not the Agent.

          Section 11.8  No Representation or Warranty.  No Bank (including the
                        -----------------------------
Agent) makes to any other Bank any representation or any warranty, express or implied, or assumes any responsibility with respect to the Loans or the execution, construction or enforceability of this Agreement, the Notes or any instrument or agreement executed by the Borrower or any other Person in connection herewith.

          Section 11.9  Bank Credit Decision.  Each Bank acknowledges that it
                        --------------------
has, independent of and without reliance upon any other Bank (including the Agent) or any information provided by any other Bank (including the Agent) and based on the financial statements of the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independent of and without reliance upon any other Bank (including the Agent) and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under this Agreement and any other documents relating hereto.

          Section 11.10  Indemnity.  Notwithstanding any of the provisions
                         ---------
hereof, the Banks (up to the amount of their respective Commitments) shall severally indemnify the Agent against loss, cost, liability, damage or expense, including attorneys' fees, arising from or in connection with its duties as Agent hereunder and not caused by its gross negligence or willful misconduct, to the extent the Agent does not recover such losses, costs, liabilities, damages or expenses from the Borrower.

          Section 11.11  Resignation.  The Agent may resign as such at any time
                         -----------
upon at least thirty (30) days' prior notice to the Borrower and the Banks, provided that such resignation shall not take effect until a successor agent has been appointed. In the event of such resignation, the Majority Banks shall, as promptly as practicable, appoint a successor agent, and if they fail to do so within thirty (30) days after such notice the Agent may appoint a successor agent.

          Section 11.12  Note Holders.  The Agent may treat the payee of any
                         ------------
Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee and in form satisfactory to the Agent.

          Section 11.13  Co-Agent.  The Bank identified on the facing page or
                         --------
signature pages of this Agreement as a "co-agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Bank so identified as a "co-agent" shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


ARTICLE XII - MISCELLANEOUS
---------------------------

          Section 12.1  Entire Agreement.  This Agreement with the Schedule and
                        ----------------
Exhibits attached hereto embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and under-standings relating to the subject matter hereof.

          Section 12.2  No Waiver.  No failure to exercise, and no delay in
                        ---------
exercising, any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the Banks or the Borrower may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement of any document delivered pursuant hereto, nor shall any waiver by the Banks or the Borrower, respectively, of any breach or default of the Borrower or the Banks, respectively, hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Banks or the Borrower would otherwise have.

          Section 12.3  Survival.  All representations, warranties and
                        --------
agreements herein contained on the part of the Borrower and the Banks shall survive the making of the Loans hereunder and all such representations, warranties and agreements shall be effective as long as any Obligation arising pursuant to the terms of this Agreement remains unpaid.

          Section 12.4  Notices.  All Notices, requests, consents and demands
                        -------
hereunder shall be effective when duly deposited in the mails, postage prepaid, or delivered by telegraph or transmitted by telex, facsimile or telecopier, addressed to the respective party at the address set forth below, except that Notices to the Agent pursuant to Article I shall not be effective until received.

                    Borrower:   Alexander & Baldwin, Inc.
                    --------    822  Bishop Street
                                Honolulu, HI 96813
                                Attention: Mr. James S. Andrasick
                                           Chief Financial Officer
                                Telephone: (808) 525-8404
                                Facsimile: (808) 525-6651


                       Agent:   First Hawaiian Bank
                       -----    Main Banking Center
                                999 Bishop Street, 2nd Floor
                                Honolulu, Hawaii 96813
                                Attention:  Mr. Lance Mizumoto
                                            Vice President
                                Telephone: (808) 525-6132
                                Facsimile: (808) 525-8921

                   The Banks:   At the addresses indicated on the
                   ---------    signature pages below or, if modified, on the
                                signature pages of any amendment or supplement hereto.

Any of the above may change such address by Notice in writing given to the other parties to this Agreement.

          Section 12.5  Termination.  This Agreement shall terminate when all
                        -----------
Obligations of the Borrower incurred hereunder shall have been discharged in full.

          Section 12.6  Separability of Provisions.  In case any one or more of
                        --------------------------
the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          Section 12.7  Successors and Assigns.  This Agreement shall be
                        ----------------------
binding upon and inure to the benefit of the Borrower, the Banks and their respective successors and assigns; provided, that the Borrower may not transfer its rights to borrow under this Agreement without prior written consent of the Banks.

          Section 12.8  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

          Section 12.9  Choice of Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of Hawaii.

          Section 12.10  Amendment and Waiver.  No provision, of this Agreement
                         --------------------
or the Notes may be amended, modified, supplement, changed, waived, discharged or terminated, unless the Majority Banks and the Borrower consent thereto in writing; provided, however, that no such amendment, modification, supplement or
         --------  -------
change shall modify any of the provisions of this Agreement or the Notes with respect to an Event of Default or the amount of or time for the payment of the principal of and interest on the Notes, or reduce the percentage of Banks required to comprise the "Majority Banks," without the consent of the holders of all the Notes then outstanding, or, if no Notes are at the time outstanding, all of the Banks.

          Section 12.11  Indemnification by the Borrower.  The Borrower agrees,
                         -------------------------------
whether or not any Acquisition is consummated, to indemnify, pay and hold the Agent, each Bank, and the officers, directors, employees and agents of the Agent and the Banks, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, arising out of or connected in any way with any Acquisition or proposed Acquisition, including, without limitation, any liabilities arising out of or connected in any way with violations, alleged or actual, of any state or federal securities laws applicable to any Acquisition or proposed Acquisition (collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder with respect to Indemnified Liabilities to the extent the same arise from the gross negligence or willful misconduct of any such indemnified Persons.

          If any claim is made, or any action, suit or proceeding is brought, against any Person indemnified pursuant to this Section 12.11, the indemnified Person shall notify the Borrower of such claim or of the commencement of such action, suit or proceeding, and the Borrower will, if so requested by the indemnified Person, assume the defense of such action, suit or proceeding, employ counsel reasonably satisfactory to the indemnified Person and pay the fees and expenses of such counsel.

          The Obligations of the Borrower under this Section 12.11 shall survive the payment of the Loans and the cancellation of the Notes.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                             ALEXANDER & BALDWIN, INC.


                             By /s/ James S. Andrasick
                                -------------------------------------
                                JAMES S. ANDRASICK
                                Its Senior Vice President,
                                  Chief Financial Officer and
                                  Treasurer


                             By /s/ Thomas A. Wellman
                                -------------------------------------
                                THOMAS A. WELLMAN
                                Its Controller and
                                  Assistant Treasurer

                          CERTIFICATE OF FIRST HAWAIIAN BANK

                                    AS AGENT


     This certificate is delivered pursuant to the provisions of Section 3.3 of the Third Amended and Restated Revolving Credit and Term Loan Agreement effective as of November 30, 2001, between Alexander & Baldwin, Inc. (the "Borrower"), First Hawaiian Bank, Bank of America N.A., Bank of Hawaii, The Bank of New York, Well Fargo Bank, National Association, and American Savings Bank, F.S.B. (the "Banks"), and First Hawaiian Bank, as agent for the Banks ("Agent"). On behalf of the Banks, the Agent hereby certifies to the Borrower that (i) the conditions specified in Section 3.2 of the Agreement have been satisfied, (ii) the Agreement is therefore effective as of November 30, 2001, and (iii) the Borrower need take no further action to satisfy any of the conditions specified in Section 3.2 as a condition to any Borrowing, except that on or before delivery by the Borrower to the Agent of each Notice of Borrower pursuant to Section 1.10 of the Agreement there shall be delivered to the Agent a duly certified copy of a resolution of the Board of the Borrower approving such Borrowing, provided that no such certificate shall be required as to a Borrowing which is a refinancing of a Eurodollar Loan.

                             Dated:  November 30, 2001

                             FIRST HAWAIIAN BANK,
                             as Agent


                             By /s/ Lance A. Mizumoto
                                ---------------------------
                                Its Vice President

                             FIRST HAWAIIAN BANK,
                             individually and as Agent
                             Main Banking Center
                             999 Bishop Street, 2nd Floor
                             Honolulu, Hawaii  96813
                             Att'n: Mr. Lance Mizumoto
                                       Vice President
                             Telephone: (808) 525-6132
                             Facsimile:  (808) 525-7173


                             By /s/ Lance A. Mizumoto
                                ---------------------------
                                Its Vice President



                             BANK OF AMERICA, N.A.
                             WA1-501-35-01
                             800 Fifth Avenue, 35th Floor
                             Seattle, Washington  98104
                             Att'n:   Ms. Nancy Nuerenberg
                               Senior Vice President, Commercial Banking
                             Telephone: (206) 358-6279
                             Facsimile:  (206) 585-1794


                             By /s/ Nancy Nuerenberg
                                ---------------------------
                                Its Senior Vice President



                             BANK OF HAWAII
                             130 Merchant Street, 20th Floor
                             Honolulu, Hawaii  96813
                             Att'n:  Ms. Dana-Ann Takushi
                                         Vice President
                             Telephone: (808) 537-8689
                             Facsimile: (808) 537-8301


                             By  /s/ Dana Takushi
                                 --------------------------
                                 Its Vice President



                             THE BANK OF NEW YORK
                             10990 Wilshire Boulevard
                             Suite 1125
                             Los Angeles, California  90024
                             Att'n:   Ms. Jennifer Ellerman
                               Vice President
                             Telephone: (310) 996-8677
                             Facsimile:  (310) 996-8667


                             By  /s/ Jennifer Ellerman
                                 --------------------------
                                 Its Vice President




                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                             420 Montgomery MAC A0101-096
                             San Francisco, California 94104
                             Attn: Mr. Robert O'Sullivan
                               Relationship Manager
                             Telephone: (415) 222-2951
                             Facsimile:  (415) 421-1352


                             By  /s/ Robert O'Sullivan
                                 --------------------------
                                 Its Relationship Manager



                             AMERICAN SAVINGS BANK, F. S. B.
                             915 Fort Street Mall, 4th Floor
                             Honolulu, Hawaii 96813
                             Attn: Mr. Carl A. Morita
                             Telephone: (808) 539-7631
                             Facsimile:   (808) 536-1169


                             By  /s/ Carl A. Morita
                                 --------------------------
                                 Its Vice President

                                  SCHEDULE I



                                                  Commitment
                                                  ----------

     First Hawaiian Bank                         $ 45,000,000
     Bank of America, N.A.                         40,000,000
     Wells Fargo Bank, National Association        40,000,000
     Bank of Hawaii                                30,000,000
     The Bank of New York                          20,000,000
     American Savings Bank, F. S. B.               10,000,000
                                                 ------------
                                                 $185,000,000

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE


$__________________                                           Honolulu, Hawaii

                                                   ___________________, ______

          ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of _______________________________ (the "Payee") at the offices of First
Hawaiian Bank, a Hawaii Corporation located at 999 Bishop Street, Honolulu, Hawaii, 96813, the principal sum of ____________________________ DOLLARS
($_____________), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

          The Borrower promises also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of __________________, among the Borrower, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

                             ALEXANDER & BALDWIN, INC.


                             By ____________________________

                                  Its ______________________


                             By ____________________________

                                  Its ______________________

                          LOAN AND REPAYMENT SCHEDULE
                             REVOLVING CREDIT NOTE
                             ---------------------
_______________________________________________________________________________

              (Use this section when evidencing a Eurodollar Loan)

                                EURODOLLAR LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________












_______________________________________________________________________________

               (Use this section when evidencing Prime Rate Loan)

                                PRIME RATE LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________

                                   EXHIBIT B

                                   TERM NOTE

$___________________                                          Honolulu, Hawaii
                                                     _______________, ________


          ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), for value received, hereby promises to pay to the order of ________________________(the "Payee") at the offices of FIRST HAWAIIAN BANK, a Hawaii corporation, located at 999 Bishop Street, Honolulu, Hawaii, 96813, the principal sum of _______________________ Dollars ($____________), in lawful money of the United States of America and in immediately available funds, in four consecutive substantially equal quarterly installments of $_____________, which installments shall be payable on the last Business Day of September, December, March and June, commencing _____________, ______; provided, however, that the last such installment shall be in an amount sufficient to repay in full the unpaid principal amount; and to pay interest from the date hereof on said principal sum, or the unpaid balance thereof, in like money and funds, at said office, at the rates per annum which shall be determined in accordance with the provisions of Articles I and II of the Agreement referred to below, said interest to be payable at the times provided for in the Agreement.

          This Note is one of the Term Notes referred to in the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of ________________, among the Borrower, the Payee, and the other banks party thereto, and is entitled to all the benefits provided therein. Reference is made to said Agreement for the rights and obligations of the Borrower, the Payee (as one of the "Banks" defined therein), and First Hawaiian Bank, as Agent, with regard to this Note.

          This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

                             ALEXANDER & BALDWIN, INC.


                             By ____________________________

                                  Its ______________________


                             By ____________________________

                                  Its ______________________

                                   EXHIBIT C

                       CERTIFICATE OF FIRST HAWAIIAN BANK

                                    AS AGENT


     This certificate is delivered pursuant to the provisions of Section 3.3 of the Third Amended and Restated Revolving Credit and Term Loan Agreement effective as of _______________, between Alexander & Baldwin, Inc. (the "Borrower"), First Hawaiian Bank, Bank of America N.A., Bank of Hawaii, The Bank of New York, Well Fargo Bank, National Association, and American Savings Bank, F.S.B. (the "Banks"), and First Hawaiian Bank, as agent for the Banks ("Agent"). On behalf of the Banks, the Agent hereby certifies to the Borrower that (i) the conditions specified in Section 3.2 of the Agreement have been satisfied, (ii) the Agreement is therefore effective as of _________________, and (iii) the Borrower need take no further action to satisfy any of the conditions specified in Section 3.2 as a condition to any Borrowing, except that on or before delivery by the Borrower to the Agent of each Notice of Borrower pursuant to Section 1.10 of the Agreement there shall be delivered to the Agent a duly certified copy of a resolution of the Board of the Borrower approving such Borrowing, provided that no such certificate shall be required as to a Borrowing which is a refinancing of a Eurodollar Loan.

                              Dated: _______________________.

                              FIRST HAWAIIAN BANK,
                              as Agent


                              By ___________________________

                                   Its Vice President

                                  EXHIBIT D

                      LETTER OF CREDIT APPLICATION FORM

                                                       BANK USE ONLY
                                                       L/C No. ______
                              FIRST HAWAIIAN BANK

                         APPLICATION AND AGREEMENT FOR
                            STANDBY LETTER OF CREDIT


To: First Hawaiian Bank
_______________ Branch
_______________, Hawaii                                Date __________________

Please issue an Irrevocable Standby Letter of Credit on substantially the same terms and conditions as shown in this application for delivery to the beneficiary by:

/ / Airmail   / / Airmail with short preliminary cable advice   / / Full Cable
/ / Courier   / / Other

______________________________________________________________________________
                                     |
            ADVISING BANK            |        FOR ACCOUNT OF (APPLICANT)
    (If Blank, Correspondent Bank)   |
                                     |
                                     |
                                     |
                                     |
_____________________________________|________________________________________
      IN FAVOR OF (BENEFICIARY)      |                   AMOUNT
                                     |
                                     |
                                     |
                                     |_________________________________________
                                     |          EXPIRY DATE AND PLACE
                                     |             FOR PRESENTATION
                                     |
                                     | Date
                                     |  Automatic Extension: / /Yes   / / No
                                     |  Place:  FHB's International Banking
                                     |          offices, Honolulu, unless
                                     |          otherwise specified.
______________________________________________________________________________

Available for payment by presentation of draft(s) at sight drawn on you or your correspondent.
Please issue the Letter of Credit as per attached.

FEES:
Issuing Fee $____ Initial Standby Fee at the rate of __% per annum (360 days per year).
                 Minimum $___________/Year
                 (Subject to adjustment in the event of extension or increase.)

Payment Fee ___________%, or minimum $___________, whichever is greater. Plus other applicable fees (telex, courier, fax, etc.)

Partial Drawings PERMITTED unless otherwise stated




By signing below, applicant acknowledges that applicant has read and agrees to all of the above terms and conditions and the Agreement Governing Standby Letter of Credit on the reverse side.

The applicant authorizes Bank to charge applicant's checking account number _________ maintained by the applicant with Bank at its _____________ Branch, for any and all amounts due from applicant to Bank under this Agreement. In the event said checking account does not have sufficient funds to reimburse Bank for the amounts due hereunder, the applicant will pay such amounts on demand, as specified in this Agreement. This authorization will remain in full force and effect until revoked by the applicant in writing. However, any such revocation by the applicant shall not affect or impair Bank's rights and remedies set forth in this Agreement.

________________________________      ____________________________________
Date                                  Authorized Signature        Title

________________________________      ____________________________________
Applicant - Firm Name                 Authorized Signature        Title


_______________________________________________________________________________

                                BANK USE ONLY
_______________________________________________________________________________
                             |
Outstanding Balance _______  | The Letter of Credit is approved under one of
                             | the following:
                             | / / Executive Committee   / / BLAD Authority
Amount Requested __________  | / / My Lending Authority  / / Credit Committee
                             | / / Other _______________
          TOTAL ___________  |
                             |
                             |     Under Line of Credit No. ___________
                             |     Applicant's Obligor No. ____________
                             |
Security __________________  |     Type: / / Financial   / / Performance
                             |
                             |     Grade ____   Approved By _______________
_____________________________|_________________________________________________

                 AGREEMENT GOVERNING STANDBY LETTERS OF CREDIT

          First Hawaiian Bank (herein called "Bank") and the applicant(s) (herein called the "applicant") for Standby Letter of Credit (herein called the "Credit") agrees as set forth on the application as follows:

          1. As to drafts or other requests for payment drawn under or purporting to be drawn under the Credit, the applicant will reimburse, or pay in advance to Bank in U.S. currency at Bank's election and on demand, the amount paid on or required to pay each sight draft payable in U.S. currency, and as to such drafts payable in other than U.S. currency, to reimburse Bank, on demand, the equivalent of the amount paid (plus cable charges) in U.S. currency at the current rate of exchange in Hawaii for cable transfers, to the place of payment in the currency in which such draft is drawn. If there is a note executed by the applicant in connection herewith, the note evidences the debt due hereunder.

          2. The applicant will pay Bank all fees specified on the application and/or in a separate agreement.

          3. As security for the payment of all obligations and indebtedness of the applicant to Bank, now or hereafter existing under this Agreement, the applicant hereby (a) pledges to Bank and/or gives Bank a general lien upon and/or right of set-off against all right, title, and interest of the applicant in and to the balance of every deposit account now or at any time hereafter existing, of the applicant with Bank, and any other claims of applicant against Bank, and in and to all property, claims, and demands and rights and interests therein of the applicant, and in and to all evidences thereof, which have been or at any time shall be delivered to or otherwise come into Bank's possession, custody or control, or into the possession, custody or control of any of its agents or correspondents for any purpose, whether or not for the express purpose of being used by Bank as collateral security or for safekeeping or for any other or different purposes, it being understood that the receipt at any time by Bank, or any of its correspondents, of other security, of whatever nature, including cash, shall not be deemed a waiver of any of Bank's rights or powers under this Agreement, (b) if any party shall have joined in the application for the Credit, assigns and transfers to Bank all right, title, and interest of the applicant in and to all property and interests which the applicant may now or hereafter obtain from such party as security for the obligations of such party arising in connection with the transaction to which the Credit relates; and (c) agrees at any time and from time to time, on demand, to deliver, convey transfer, or assign to Bank additional security of value and character satisfactory to Bank, or to make such payment as Bank may require.

          4. Upon demand by Bank, applicant will execute and deliver to Bank all documents concerning security to be given or granted Bank, all in form and content applicable to Bank and shall pay Bank all applicable filing fees therefor.

          5. Until and except as the applicant shall instruct Bank in writing to the contrary, Bank and its correspondents may, but shall have no obligation to, under the Credit, (a) receive and accept and pay drafts or other documents and instruments otherwise in order signed by, or issued to, the receiver, successor in interest, trustee in bankruptcy, personal representative, administrator, guardian or conservator of anyone named in the Credit as the person to whom drafts and other documents and instruments are to be drawn or issued; and (b) honor drafts for partial payments whether or not made in any designated amount or period of time, provided that the liability of the applicant to reimburse Bank shall not exceed the amount to the Credit plus all applicable charges, expenses, and interest.

          6. The users of the Credit shall be deemed agents of the applicant. Neither Bank nor Bank's correspondents shall have any liability or responsibility for tile correctness, validity, genuineness, sufficiency, or falsification of any documents or instruments, or for any delay in giving or failure to give notice, or for failure of any person to comply with the terms of the Credit, or for errors, omissions, delays in or nondelivery of any message, however sent, or for any other error, neglect, or omission if done in good faith, and any action taken in good faith by Bank and Bank's correspondents shall be binding on the applicant.

          7. Any and all payments made to Bank hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter called "Taxes"). If the applicant shall be required by law to deduct any taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section 7) Bank shall receive an amount equal to tile sum Bank would have received had no such deductions been made;
(b) the applicant shall make such deductions; and (c) the applicant shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The applicant will indemnify Bank for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this section 7) paid by Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date Bank makes written demand therefor. Within 30 days after the date of any payment of Taxes, the applicant will furnish to Bank the original or a certified copy of a receipt evidencing payment thereof.

          8. Any property of the applicant of whatever kind or character now or hereafter in Bank's possession or under Bank's control is security for the payment and performance of all of the applicant's indebtedness and obligations to Bank and may, without notice to the applicant, be applied to the same by Bank, and applicant will, upon demand, execute and deliver to Bank a security agreement in Bank's regular form. Should the applicant default in payment or performance of any of the terms hereof or of the Credit or any other agreements with Bank, or discontinue its present business, become incompetent or insolvent, die, institute any proceedings seeking to adjudicate the applicant as bankrupt or insolvent, make an assignment for the benefit of creditors or become the subject of any receivership or other proceedings under the bankruptcy laws, or give any materially false information to, or withhold any essential financial information from Bank, or should the property, goods, documents, and instruments referred to in section 3 of this Agreement be attached, seized, impounded, or become subject to any other legal process or order, then upon the happening of any such events, Bank without the necessity of any notice, demand, or protest to or upon the applicant or any other person, may do any or all of the following: (a) declare all indebtedness owing from the applicant to Bank immediately due and payable; (b) take possession of the property, goods, documents, and instruments or any part thereof, and do all such acts affecting the same as Bank may deem necessary to conserve the same and its security interest therein; (c) apply all property of the applicant to said indebtedness; (d) set off and apply all deposits at any time held or other indebtedness at any time owing by Bank to or for the credit or the account of the applicant against any amounts owing by the applicant to Bank; (e) take possession of the property, goods, documents, and instruments, or any part thereof, with or without process of law, and sell and dispose of the same at public or private sale; and (f) exercise all rights under the Uniform Commercial Code, Chapter 490, Hawaii Revised Statutes, or any other applicable law. To the extent notice of sale shall be required by law, reasonable notice shall include, but shall not be limited to, written notice to the applicant at the address shown on the reverse hereof at least five business days prior to the date of sale. Bank may purchase at such sale free from any right of redemption, which the applicant hereby waive(s) and release(s). Bank in conducting such sale may act through an agent, its attorney, or any of its officers. The applicant will pay Bank all expenses of taking possession, storing, transporting, conditioning, sale and collection, including reasonable attorneys' fees, and Bank may deduct the same from the proceeds of any sale before crediting the balance, if any, to the indebtedness of the applicant. Upon demand, the applicant will pay to Bank any deficiency, and Bank will pay to the applicant any surplus remaining after the application of the proceeds of the sale. The provisions of any separate agreement concerning security shall, if inconsistent herewith, control and govern Bank's rights in respect thereby.

          9. (a) Each remedy of Bank herein provided is cumulative, not alternative and in addition to all other remedies provided by law, and no waiver by Bank of any term or condition hereof or breach hereunder shall be deemed a waive of any other term, condition, or subsequent breach; (b) all payments, remittances, deliveries of documents and instruments, and notices to Bank shall be made and delivered (unless otherwise specified herein) to the office of Bank shown on the reverse hereof; (c) this Agreement shall inure to the benefit of Bank's successors and assigns, and shall be binding upon the heirs, personal representatives, guardians, conservators, and trustees of the applicant; (d) if the applicant is more than one person, the liability of each applicant shall be joint and several.

          10. Without releasing the applicant from any liability hereunder and under the Credit, Bank may make such changes from the terms set forth herein as Bank, in its sole discretion, may deem advisable, provided that no such changes shall vary the principal terms hereof (amount, expiry); however, Bank may, at the applicant's request, which may be signified by signing or initialing such change(s), vary or modify principal terms as described herein. Further, Bank may surrender, from time to time, to the person designated by the applicant (or their nominees) all or any part of any property, goods, documents, and instruments against payments by, or other documents or instruments satisfactory to Bank executed by such persons.

          11. The applicant will comply with all foreign and U.S. laws, rules and regulations (including exchange and control regulations) now or hereafter applicable to the transaction related to the Credit or applicable to the execution, delivery, and performance by the applicant of this Agreement.

          12. This Agreement shall be construed and enforced in accordance with the International Standby Practices (the "ISP") as most recently published by the International Chamber of Commerce (ICC Publication 590) and in accordance with the laws of the State of Hawaii, U.S.A. The ISP shall govern in the event of any inconsistency.

          13. If Bank extends to applicant (or any other party liable hereunder) a loan or other credit which in whole or in part is intended to (or does) satisfy the obligations of the applicant hereunder (or of any other party liable hereunder), the rights of Bank hereunder shall continue until both full satisfaction of all obligations owed Bank hereunder as well as full satisfaction of all obligations owed Bank under any loan or other credit documents. Bank shall have all rights hereunder and under any such other documents, separately and cumulatively, until the occurrence of both events

          14. The applicant hereby authorizes Bank to accept, honor, or pay (as applicable) against any draft or other document which on its face appears otherwise in order but which is signed, issued, or presented by any party or under the name of any party (a) purporting to act with authority (actual or apparent) on behalf of anyone named in the Credit as the person to whom drafts and other documents and instruments are to be drawn or issued (herein called the "Beneficiary"), (b) purporting to claim through such Beneficiary, or (c) posing as such Beneficiary. The applicant hereby agrees to reimburse Bank and any and all amounts which Bank may have to pay under the Credit by reason of any legal or factual insufficiency or infirmity in such party's conduct or documents under clauses (a), (b), or (c) above.



                                   EXHIBIT E
                   SUBSIDIARIES OF ALEXANDER & BALDWIN, INC.
                   -----------------------------------------


                                                           NO. OF          % OF
                                                          UNITS OR        COMMON
                                                           SHARES         EQUITY
                                                           OWNED          OWNED
                          JURISDICTION                     BY A&B         BY A&B
                               OF        PRINCIPAL       DIRECTLY OR    DIRECTLY OR
       LEGAL NAME         ORGANIZATION   BUSINESS        INDIRECTLY     INDIRECTLY

A&B Development Company    California    Real-estate           100         100%
(California)

A&B Properties, Inc.       Hawaii        Real-estate         4,517         100%

ABHI-Crockett, Inc.***     Hawaii        Food Products     151,785         100%

Agri-Quest Development     Hawaii        Agriculture         1,000         100%
Company

East Maui Irrigation       Hawaii        Agriculture        14,270         100%
Company, Limited

Haleakala Town Center LLC  Hawaii LLC    Real-estate             1         100%

Hawaiian DuraGreen, Inc.   Hawaii        Panelboard          1,000         100%

Kahului Trucking &         Hawaii        Trucking &          1,000         100%
Storage, Inc.                            Storage

Kauai Commercial Company,  Hawaii        Trucking &          1,000         100%
Incorporated                             Storage

Kukui'ula Development      Hawaii        Real-estate         1,000         100%
Company, Inc.

Prospect Venture LLC       Hawaii LLC    Real-estate             1         100%

South Shore Community      Hawaii LLC    Real-estate             1         100%
Services LLC

South Shore Resources LLC  Hawaii LLC    Real-estate             1         100%

Kauai Coffee Company,      Hawaii        Agriculture         1,000         100%
Inc.**

Ohanui Corporation         Hawaii        Agriculture            10         100%

Matson Navigation          Hawaii        Ocean               1,000         100%
Company, Inc.                            Transportation

Matson Intermodal System,  Hawaii        Freight             1,000         100%
Inc.*                                    Transportation

Matson Intermodal _        Hawaii        Freight             1,000         100%
Paragon, Inc.****                        Transportation

Matson Logistics           Hawaii        Freight             1,000         100%
Solutions, Inc.*                         Transportation

Matson Terminals, Inc.*    Hawaii        Terminal            1,000         100%
                                         Services

Matson Ventures, Inc.*     Hawaii        Transportation        500         100%
                                         Services

McBryde Sugar Company,     Hawaii        Real-estate       439,000         100%
Limited

Upcountry Town Center,     Hawaii LLC    Real-estate             1         100%
LLC

WDCI, Inc.                 Hawaii        Real-estate           100         100%

West Maui Development      Hawaii LLC    Real-estate             1         100%
Company LLC

A&B, Inc.                  Hawaii        Inactive               10         100%

The Matson Company*        California    Inactive            1,000         100%

The Oceanic Steamship      California    Inactive                5         100%
Company*

Matson Services Inc.*      Hawaii        Inactive            1,000         100%


  *    Subsidiary of Matson Navigation Company, Inc.
  **   Subsidiary of McBryde Sugar Company, Ltd.
  ***  5.3% owned by McBryde Sugar Company, Ltd.


                             REVOLVING CREDIT NOTE


$45,000,000.00
                                                              Honolulu, Hawaii

                                                             November 30, 2001

          ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of FIRST HAWAIIAN BANK (the "Payee") at the offices of First Hawaiian Bank, a Hawaii Corporation, located at 999 Bishop Street, Honolulu, Hawaii, 96813, the principal sum of FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

          The Borrower promises also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of November 19, 2001, among the Borrower, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


          This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.



                             ALEXANDER & BALDWIN, INC.


                             By     /s/ James S. Andrasick
                               ---------------------------------
                                  JAMES S. ANDRASICK
                                  Its Senior Vice President,
                                    Chief Financial Officer and
                                    Treasurer


                             By     /s/ Thomas A. Wellman
                               ---------------------------------
                                  THOMAS A. WELLMAN
                                  Its Controller and
                                    Assistant Treasurer

                          LOAN AND REPAYMENT SCHEDULE
                             REVOLVING CREDIT NOTE
                             ---------------------
_______________________________________________________________________________

              (Use this section when evidencing a Eurodollar Loan)

                                EURODOLLAR LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________












_______________________________________________________________________________

               (Use this section when evidencing Prime Rate Loan)

                                PRIME RATE LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________

                             REVOLVING CREDIT NOTE


$40,000,000.00
                                                              Honolulu, Hawaii

                                                             November 30, 2001

          ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of BANK OF AMERICA, N.A. (the "Payee") at the offices of First Hawaiian Bank, a Hawaii Corporation located at 999 Bishop Street, Honolulu, Hawaii, 96813, the principal sum of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

          The Borrower promises also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of November 19, 2001, among the Borrower, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

                             ALEXANDER & BALDWIN, INC.


                             By     /s/ James S. Andrasick
                               ---------------------------------
                                  JAMES S. ANDRASICK
                                  Its Senior Vice President,
                                    Chief Financial Officer and
                                    Treasurer


                             By     /s/ Thomas A. Wellman
                               ---------------------------------
                                  THOMAS A. WELLMAN
                                  Its Controller and
                                    Assistant Treasurer

                          LOAN AND REPAYMENT SCHEDULE
                             REVOLVING CREDIT NOTE
                             ---------------------
_______________________________________________________________________________

              (Use this section when evidencing a Eurodollar Loan)

                                EURODOLLAR LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________












_______________________________________________________________________________

               (Use this section when evidencing Prime Rate Loan)

                                PRIME RATE LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________

                             REVOLVING CREDIT NOTE


$40,000,000.00
                                                              Honolulu, Hawaii

                                                             November 30, 2001

          ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Payee") at the offices of First Hawaiian Bank, a Hawaii Corporation, located at 999 Bishop Street, Honolulu, Hawaii, 96813, the principal sum of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

          The Borrower promises also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of November 19, 2001, among the Borrower, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

                             ALEXANDER & BALDWIN, INC.


                             By     /s/ James S. Andrasick
                               ---------------------------------
                                  JAMES S. ANDRASICK
                                  Its Senior Vice President,
                                    Chief Financial Officer and
                                    Treasurer


                             By     /s/ Thomas A. Wellman
                               ---------------------------------
                                  THOMAS A. WELLMAN
                                  Its Controller and
                                    Assistant Treasurer

                          LOAN AND REPAYMENT SCHEDULE
                             REVOLVING CREDIT NOTE
                             ---------------------
_______________________________________________________________________________

              (Use this section when evidencing a Eurodollar Loan)

                                EURODOLLAR LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________












_______________________________________________________________________________

               (Use this section when evidencing Prime Rate Loan)

                                PRIME RATE LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________

                             REVOLVING CREDIT NOTE


$30,000,000.00
                                                              Honolulu, Hawaii

                                                             November 30, 2001

          ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of BANK OF HAWAII (the "Payee") at the offices of First Hawaiian Bank, a Hawaii Corporation located at 999 Bishop Street, Honolulu, Hawaii, 96813, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

          The Borrower promises also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of November 19, 2001, among the Borrower, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

                             ALEXANDER & BALDWIN, INC.


                             By     /s/ James S. Andrasick
                               ---------------------------------
                                  JAMES S. ANDRASICK
                                  Its Senior Vice President,
                                    Chief Financial Officer and
                                    Treasurer


                             By     /s/ Thomas A. Wellman
                               ---------------------------------
                                  THOMAS A. WELLMAN
                                  Its Controller and
                                    Assistant Treasurer

                          LOAN AND REPAYMENT SCHEDULE
                             REVOLVING CREDIT NOTE
                             ---------------------
_______________________________________________________________________________

              (Use this section when evidencing a Eurodollar Loan)

                                EURODOLLAR LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________












_______________________________________________________________________________

               (Use this section when evidencing Prime Rate Loan)

                                PRIME RATE LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________

                             REVOLVING CREDIT NOTE


$20,000,000.00
                                                              Honolulu, Hawaii

                                                             November 30, 2001

          ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of BANK OF NEW YORK (the "Payee") at the offices of First Hawaiian Bank, a Hawaii Corporation, located at 999 Bishop Street, Honolulu, Hawaii, 96813, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

          The Borrower promises also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of November 19, 2001, among the Borrower, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

                             ALEXANDER & BALDWIN, INC.


                             By     /s/ James S. Andrasick
                               ---------------------------------
                                  JAMES S. ANDRASICK
                                  Its Senior Vice President,
                                    Chief Financial Officer and
                                    Treasurer


                             By     /s/ Thomas A. Wellman
                               ---------------------------------
                                  THOMAS A. WELLMAN
                                  Its Controller and
                                    Assistant Treasurer

                          LOAN AND REPAYMENT SCHEDULE
                             REVOLVING CREDIT NOTE
                             ---------------------
_______________________________________________________________________________

              (Use this section when evidencing a Eurodollar Loan)

                                EURODOLLAR LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________












_______________________________________________________________________________

               (Use this section when evidencing Prime Rate Loan)

                                PRIME RATE LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________

                             REVOLVING CREDIT NOTE


$10,000,000.00
                                                              Honolulu, Hawaii

                                                             November 30, 2001

          ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of AMERICAN SAVINGS BANK, F.S.B. (the "Payee") at the offices of First Hawaiian Bank, a Hawaii Corporation located at 999 Bishop Street, Honolulu, Hawaii, 96813, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

          The Borrower promises also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of November 19, 2001, among the Borrower, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

                             ALEXANDER & BALDWIN, INC.


                             By     /s/ James S. Andrasick
                               ---------------------------------
                                  JAMES S. ANDRASICK
                                  Its Senior Vice President,
                                    Chief Financial Officer and
                                    Treasurer


                             By     /s/ Thomas A. Wellman
                               ---------------------------------
                                  THOMAS A. WELLMAN
                                  Its Controller and
                                    Assistant Treasurer

                          LOAN AND REPAYMENT SCHEDULE
                             REVOLVING CREDIT NOTE
                             ---------------------
_______________________________________________________________________________

              (Use this section when evidencing a Eurodollar Loan)

                                EURODOLLAR LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________












_______________________________________________________________________________

               (Use this section when evidencing Prime Rate Loan)

                                PRIME RATE LOANS
                                ----------------
_______________________________________________________________________________


                                          Amount and
                                          date of
                                          Principal
                                          Repayment     Amount and
                                          (including    date of
      When                    Maturity    amounts       Interest       Notation
Rate  Made  Term    Amount    Date        converted)    Payment        Made By
_______________________________________________________________________________